Exhibit 4.6

ONEBEACON 401(k)
SAVINGS PLAN

Amended and Restated
Effective as of January 1, 2006

ONEBEACON 401(k)
SAVINGS PLAN

2.39	“Plan Year”	10
2.40	“Reemployment Date”	10
2.41	“Regulation”	10
2.42	“Retirement”	10
2.43	“Rollover Contribution”	10
2.44	“Rollover Contribution Account”	10
2.45	“Salary Deferral Contributions”	10
2.46	“Salary Deferral Contributions Account”	10
2.47	“Severance from Service Date”	10
2.48	“Testing Compensation”	10
2.49	“Totally and Permanently Disabled”	11
2.50	“Transfer Account”	11
2.51	“Trust”	11
2.52	“Trust Agreement”	11
2.53	“Trust Fund”	11
2.54	“Trustee”	11
2.55	“Valuation Date”	11
2.56	“White Mountains Account”	11
2.57	“White Mountains Stock”	11
2.58	“White Mountains Stock Fund”	11
2.59	“WMIG”	12
2.60	“Year of Eligibility Service”	12
2.61	“Year of Vesting Service”	13

ARTICLE 3 - ELIGIBILITY TO PARTICIPATE IN THE PLAN		16

3.1	Requirements to Become a Participant.	16
3.2	Eligibility Following a Termination of Employment	16
3.3	Eligible Classification	16
3.4	Determination of Eligibility by Administrator	17

ARTICLE 4 - CONTRIBUTIONS TO THE PLAN		17

4.1	Matching Contributions	17
4.2	Salary Deferral Contributions	19
4.3	Catch-up Contributions	22
4.4	Rollover Contributions.	23
4.5	Withholding and Payment of Contributions	24
4.6	Deductibility	25
4.7	Obligation of Trustee	25
4.8	After-Tax Contributions	25

ARTICLE 5 - ALLOCATION OF CONTRIBUTIONS AND TRUST ASSETS		25

5.1	Accounts of Participants	25
5.2	Allocation of Contributions	25
5.3	Limitation on Annual Additions	26
5.4	Net Value of the Trust; Allocation of Income	28
5.5	Limitation of Participant’s Rights	28

ARTICLE 6 - BENEFITS BECAUSE OF RETIREMENT OR DISABILITY		28

6.1	Normal Retirement	28
6.2	Late Retirement	28
6.3	Disability Retirement	28
6.4	Retirement Benefits	29

ARTICLE 7 - BENEFITS BECAUSE OF DEATH		29

7.1	Death of a Participant or Former Participant	29

7.2	Designation of Beneficiary	29
7.3	Distribution in Case No Beneficiary Designated or Surviving	30
7.4	Death of a Beneficiary	30

ARTICLE 8 - BENEFITS BECAUSE OF SEVERANCE		30

8.1	Severance Benefit	30
8.2	Vesting	30
8.3	Years of Service	31
8.4	Severance Benefit in Certain Cases	31
8.5	Separate Accounts	32
8.6	Disposition of Forfeitures	32

ARTICLE 9 - PAYMENT OR DISTRIBUTION OF BENEFITS		32

9.1	Payment of Benefits	32
9.2	Distribution of Death Benefits	33
9.3	Manner and Timing of Distributions	33
9.4	Minimum Distribution Requirements	34
9.5	Direct Rollover	36
9.6	Notice of Death, Retirement or Separation from Service	37
9.7	Obligation to Furnish Current Address; Missing Persons	38
9.8	Mailing of Benefits	38
9.9	Minors and Incompetents	38
9.10	Meaning of Participant	38
9.11	Reinvestment and Valuation of Account	38

ARTICLE 10 - IN SERVICE WITHDRAWALS, DISTRIBUTIONS AND LOANS FROM ACCOUNTS		39

10.1	Refunds.	39
10.2	Withdrawals – General Rules	39
10.3	Withdrawals from Other Than Salary Deferral Contributions Accounts.	39
10.4	Distributions From Salary Deferral Contributions Account	40
10.5	Distribution of Excess Deferrals	41
10.6	Loans to Participants	42
10.7	Restrictions on Distributions From Salary Deferral Contributions Account	44

ARTICLE 11 - ADMINISTRATION OF THE PLAN		44

11.1	Appointment of Administrator	44
11.2	Powers and Duties of Administrator; Administrator Not to Act in Discriminatory Manner	45
11.3	Administrator to Keep Accurate Records	46
11.4	Reliance on Specialists	46
11.5	Compensation; Liability	46
11.6	Claims Procedure	47

ARTICLE 12 - TRUSTEE; PARTICIPANT-DIRECTED INVESTMENTS		50

12.1	Trust Agreement	50
12.2	Investment of Trust Fund	50
12.3	Participant-Directed Investments	50
12.4	Allocation of Trust Income	53
12.5	Trustee’s Accounts	53
12.6	Trustee’s Records	53
12.7	Trustee’s Liability	53
12.8	Trustee’s Compensation and Expenses	53
12.9	Voting Rights with Respect to White Mountains Stock and OneBeacon Stock	53

ARTICLE 13 - AMENDMENT AND TERMINATION		56

13.1	Permanence of Plan	56

13.2	Right to Amend or Terminate	56
13.3	Termination of Plan or Plan and Trust	58
13.4	Vesting on Termination or Partial Termination of Plan	58
13.5	Liquidation of Trust	58
13.6	Merger or Consolidation of Plan	59

ARTICLE 14 - EXCLUSIVE BENEFIT; EXPENSES; SPENDTHRIFT PROVISION		59

14.1	Exclusive Benefit	59
14.2	Expenses	60
14.3	Prohibition on Assignment or Alienation	60
14.4	Qualified Domestic Relations Order	60
14.5	Offset of Benefits	61

ARTICLE 15 - AFFILIATED EMPLOYER PROVISIONS		62

15.1	Affiliated Employer Requirements	62
15.2	Adoption of Plan by Affiliated Employer	63

ARTICLE 16 - TOP-HEAVY PLAN PROVISIONS		63

16.1	Definitions	63
16.2	When Provisions Apply	66
16.3	Minimum Contributions	66
16.4	Eligibility for Top-Heavy Minimum Benefit	66
16.5	Vesting Requirements	67

ARTICLE 17 - MISCELLANEOUS		67

17.1	Rights of Employees	67
17.2	Obligation of the Affiliated Employers	67
17.3	Action by the Employer	67
17.4	Liability of Employer	67
17.5	Construction	68
17.6	Titles	68
17.7	Counterparts	68
17.8	Military Leave	68

ARTICLE 18 - MERGER OF COMMERCIAL UNION PLAN; SPECIAL PROVISIONS REGARDING CNA PLAN		68

18.1	Merger of Plans	68
18.2	Transfer of Commercial Union Plan Accounts	68
18.3	Transfer of CNA Plan Amounts	69
18.4	Vesting in CNA Subaccounts	70

ARTICLE 19 - SPECIAL PROVISIONS CONCERNING EMPLOYEES OF CGU LIFE INSURANCE COMPANY OF AMERICA		70

19.1	Participation of CGU Life Companies in the Plan and Membership of CGU Life Employees	70
19.2	Spin-Off of CGU Life Plan	70

SCHEDULE A		72

ONEBEACON 401(k)
SAVINGS PLAN

PREAMBLE

WHEREAS, General Accident Insurance Company of America (“General Accident”) adopted the Employees’ Savings Plan of General Accident Insurance Company of America (the “Plan”) effective April 1, 1978;

WHEREAS, General Accident amended and restated the Plan effective January 1, 1989, in order to comply with the Tax Reform Act of 1986 and other changes in applicable law and to make certain other changes, and subsequently amended the Plan for time to time;

WHEREAS, Commercial Union Insurance Company (“Commercial Union”), an affiliate of General Accident, maintained the Employees’ Savings Plan of the Commercial Union Insurance Companies (the “Commercial Union Plan”) which also provided that contributions for the benefit of members of the Commercial Union Plan be held, in trust, by a trustee;

WHEREAS, CGU plc (the ultimate foreign parent of Commercial Union) acquired the common stock of General Accident plc (the ultimate foreign parent of General Accident), effective June 2, 1998;

WHEREAS, Commercial Union Corporation, the immediate parent of Commercial Union, acquired General Accident effective December 31, 1998;

WHEREAS, Commercial Union and General Accident merged the Commercial Union Plan with and into the General Accident Plan, with General Accident as plan sponsor, and renamed the merged Plan the “CGU Savings Plan” (the “Plan”), and amended the merged Plan to comply with the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, and other recent laws and regulations, and to make certain other changes;

WHEREAS, General Accident was renamed “CGU Insurance Company” (“CGU”) effective August 25, 1999;

WHEREAS, the Plan sponsor was changed to OneBeacon Insurance Company and the Plan name changed to OneBeacon Insurance Savings Plan, effective June 1, 2001.

WHEREAS, the Plan has been significantly amended several times since its last amendment and restatement effective January 1, 1999; and

WHEREAS, OneBeacon Insurance Company desires to amend and restate the Plan, effective January 1, 2006, in order to incorporate into the Plan all of the amendments made to it since its last amendment and restatement effective January 1, 1999, to comply with recent laws and regulations, and to make certain other changes;

NOW THEREFORE, effective January 1, 2006, except as otherwise specifically provided herein, the Plan is hereby amended and restated as follows:

ARTICLE 1

Name and Purpose

1.1           Name of Plan.  The Plan shall be known as the “OneBeacon 401(k) Savings Plan”.

1.2           Purpose.  This Plan is maintained to enable Eligible Employees to save and invest in accordance with the Plan embodied herein.  The Plan is intended to qualify as a profit sharing plan under Section 401(a) of the Code that includes a qualified cash or deferred arrangement under Section 401(k) of the Code.  The Plan is also intended to qualify under Section 404(c) of ERISA.

1.3           Effective Date. This Plan was most recently restated effective as of January 1, 1999.  This restatement of the Plan is effective as of January 1, 2006, except as otherwise provided herein.  The rights of any Employee or Participant who separated from service before the date described in the preceding sentence shall be governed by the terms of the Plan and Trust Agreement as in effect at the time of his separation from service, unless he subsequently returns to service with the Employer.

ARTICLE 2

Definitions

2.1           “Account” means a Salary Deferral Contributions Account, a Matching Contributions Account, a Rollover Contribution Account, an After-Tax Contributions Account, a Transfer Account and a White Mountains Account, as applicable.

2.2           “Administrator” means the Employer, or such other individual, committee or firm as the Employer shall designate from time to time in accordance with Section 11.1.

2.3           “Affiliated Employer” means the Employer and each of the Affiliated Employers.  “Affiliated Employers” means the Employer and all other corporations, partnerships, trades or businesses (whether or not incorporated) which are members of an affiliated group as described in Section 15.1.

2.4           “After-Tax Contributions” means contributions made to the Plan by the Participant in accordance with Section 4.8.  After-Tax Contributions are not excludible from the Participant’s wages for Federal income tax purposes.

2.5           “After-Tax Contributions Account” means an account maintained on the books of the Plan for the purpose of recording the After-Tax Contributions made by a Participant and any income, expenses, gains or losses attributable thereto and any refunds, withdrawals or distributions therefrom.  Separate accounting shall be maintained for After-Tax Contributions made prior to January 1, 1987, and After-Tax Contributions made on or after January 1, 1987.

2.6           “Beneficiary” means any individual, trust, estate or other recipient entitled to receive death benefits hereunder, on either a primary or a contingent basis.

2.7           “Board” means the board of managers of the Employer.

2.8           “Break in Service” means a Computation Period during which the Employee does not complete more than 500 Hours of Service.

2.9           “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.10         “Commercial Union Plan” means The Employee Savings Plan of the Commercial Union Insurance Companies, as in effect prior to January 1, 1999.

2.11         (a)           “Compensation” means the sum of:

(i)            the base compensation (including shift differentials) paid to the Participant by the Employer during the Plan Year, excluding overtime pay, bonuses, deferred compensation, or other types of extra compensation, or any Employer payments for group insurance, public or private employee welfare benefits, or Employer contributions to a pension or profit-sharing plan; plus

(ii)           elective amounts that are not includible in the gross income of the Participant under Sections 125, 402(e)(3), 402(h), 403(b) and 132(f) of the Code.

For purposes of clause (ii) in the preceding sentence, elective amounts that are not includible in the gross income of the Participant under Section 125 of the Code shall include any amount not available to a Participant in cash in lieu of health coverage because the Participant is unable to certify that he has other health coverage.  An amount will be treated as described under the preceding sentence only if the Employer does not request or collect information regarding the Participant’s other health coverage as part of the enrollment process for the health plan.

(b)           The Compensation of a Participant taken into account under the Plan shall not exceed $220,000, as adjusted under Section 401(a)(17) of the Code.  In the case of a Plan Year of less than 12 months, the dollar limitation under this subsection shall be the amount determined by multiplying the applicable amount described in the preceding sentence by a fraction, the numerator of which is the number of months in the Plan Year and the denominator of which is 12.  In the case of a Participant who commences or ceases participation in the Plan on a date other than the first or last day of the Plan Year, no adjustment shall be made to the applicable dollar limitation.

2.12         “Computation Period” means a 12-month period beginning on an Employee’s Employment Commencement Date or Reemployment Commencement Date or any anniversary thereof.

2.13         “Disability Retirement” means separation from service as a result of which a Participant is entitled to receive benefits under Section 6.3.

2.14         “Elapsed Time Transition Date” means the date on and after which the Employee’s Years of Eligibility Service and Years of Vesting Service are measured using the elapsed time method, which shall be the first day of his Computation Period beginning in 1998; provided, however, that if the Employee completes 1,000 Hours of Service during his Computation Period beginning in 1998 and before December 31, 1998, so that he is credited with a Year of Vesting Service under Section 2.60(a)(3), his Elapsed Time Transition Date shall be the first day of his Computation Period beginning in 1999.

2.15         “Eligible Employee” means an Employee of a Participating Employer who is not ineligible to participate in the Plan under Section 3.3.  An independent contractor shall not be an Eligible Employee, even if the Internal Revenue Service characterizes or recharacterizes such individual as a common law employee of the Employer.

2.16         “Employee” means an individual who is a common law employee of an Affiliated Employer, and any Leased Employee.  “Employee” does not include anyone serving solely as a director of the Employer.

2.17         “Employer” means OneBeacon Insurance Company, a Pennsylvania corporation, and any sole proprietorship, partnership or corporation that succeeds to the business and assumes the obligations of the Employer hereunder.  When used in relation to an Employee of a Participating Employer, such term includes the Participating Employer.

2.18         “Employer Matching Contributions” means contributions made to the Plan by the Employer under Section 4.1.

2.19         “Employment Commencement Date” means the first day on which an individual is credited with an Hour of Service.

2.20         “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.21         “Forfeiture Account” means an account maintained on the books of the Plan for the purpose of recording amounts held in suspense in accordance with Section 8.6.

2.22         “Former Participant” means a Participant who has ceased to be an Employee for any reason and for whom an amount continues to be held by the Trustee.

2.23         “Highly Compensated Employee” means an individual who is a common law employee of the Employer and who:

(a)           (i)            owns more than a 5% interest in an Affiliated Employer at any time during the Plan Year or the preceding Plan Year; or

(ii)           received earnings from the Affiliated Employers in excess of $90,000 during the preceding Plan Year.

(b)           For purposes of subsection (a):

(i)            The term “earnings” means earnings as defined in Section 5.3(a)(ii).  For Plan Years beginning before 1998, earnings shall also include elective amounts that are not includible in the gross income of the employee under Section 125, 402(e)(3), 402(h) or 403(b) of the Code.

(ii)           The dollar limit referred to in subsection (a)(ii) shall be adjusted in accordance with Regulations for increases in the cost of living using the calendar quarter ending September 30, 1996, as the base period.

(c)           The determination of who is a Highly Compensated Employee shall be made in accordance with Section 414(q) of the Code and Regulations thereunder.

2.24        (a)            “Hour of Service” means:

(i)            each hour for which an individual is compensated, or entitled to be compensated, by the Employer for the performance of duties;

(ii)           each hour for which an individual is compensated, or entitled to be compensated, by the Employer for a period during which no duties are performed by such individual (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or Leave of Absence, up to a maximum of 501 hours for any single continuous period during which no duties are performed (whether or not such period falls within a single Plan Year or other computation period).  Hours shall not be credited for payment to an individual from a plan required by workers’ compensation, unemployment compensation or disability insurance laws, nor shall hours be credited for reimbursement of an individual for medical or medically related expenses;

(iii)          each hour for which back pay, irrespective of mitigation of damages, has been awarded or agreed to by the Employer, provided that, if such award or agreement of back pay is for reasons other than the performance of duties, such hours shall be subject to the restrictions of paragraph (ii), and hours credited under this paragraph shall be credited for the period or periods to which the award or agreement pertains rather than to the period in which the award, agreement or payment is made; and

(iv)          for purposes of determining whether a Break in Service has occurred only, each hour to a maximum of 501 hours for any single continuous period of absence, regardless of whether the individual is compensated for such absence, if such absence occurs by reason of pregnancy of the individual, birth of a child of the individual, adoption of a child by the individual or the individual caring for a child for the period beginning immediately following such birth or adoption, if such Hours of Service would otherwise have been credited to such individual but for such absence.  Hours of Service credited under this paragraph shall be credited in the year in which such absence commences or, if unnecessary to prevent a Break in Service in that year, in the immediately following year.  Hours of Service credited under this paragraph shall only be credited to the individual upon receipt by the Administrator of such timely information as may be reasonably required to establish the existence and duration of such absence.

(v)           An Employee shall be credited with 190 Hours of Service for each month in which one Hour of Service is performed.

(b)           The same Hours of Service shall not be credited under more than one of the paragraphs of subsection (a).  All Hours of Service shall be computed and credited to computation periods in accordance with Sections 2530.200b-2(b) and (c) of the Department of Labor regulations.

(c)           In determining whether an individual has completed a Year of Eligibility Service or a Year of Vesting Service, Hours of Service shall be credited for the following:

(i)            the period during which such individual performs services as a Leased Employee;

(ii)           the period during which such individual would have been a Leased Employee but for the failure to satisfy the requirements of subsection (a)(ii) of the definition herein of a “Leased Employee”;

(iii)          the period during which such individual is a common law employee of an Affiliated Employer other than the Employer; and

(iv)          the period during which such individual performs services for the Employer as a common law employee in a classification of such employees who are not eligible to participate in the Plan.

2.25         “IPO Date” means the first date on which OneBeacon Stock is traded on a national securities exchange.

2.26         “Late Retirement” means separation from service as a result of which a Participant or Former Participant is entitled to receive benefits under Section 6.2.

2.27         (a)           “Leased Employee” means, subject to subsection (b), an individual who performs services for an Affiliated Employer, other than as a common law employee, if:  (i) such services are provided pursuant to a written or oral agreement between an Affiliated Employer and any other person;  (ii) the individual has performed during any consecutive 12-month period (A) at least 1,500 Hours of Service for the Affiliated Employers or (B) a number of Hours of Service which is at least 501 and which is at least equal to 75% of the median Hours of Service that are customarily performed by any employee of the Affiliated Employers in the particular position in which such individual is performing services; and (iii) such services are performed under primary direction or control by the entity for which such services are provided.

(b)           An individual shall not be considered to be a Leased Employee if:  (i) such individual participates in a money purchase pension plan providing:  (A) a nonintegrated employer contribution at a rate not less than 10% of the individual’s Compensation, (B) immediate participation and (C) full and immediate vesting; and (ii) Leased Employees, determined without regard to this sentence, do not constitute more than 20% of the nonhighly compensated work force of the Affiliated Employers.

2.28         “Leave of Absence” means any extended absence from employment that is due to (a) service in the Armed Forces of the United States if and for such periods as the Employee’s reemployment rights are guaranteed by law, (b) temporary incapacity, or (c) other good cause which is authorized by the Employer. Effective August 5, 1993, such term includes any absence or reduced work schedule for a reason designated by the Employer as qualifying under the Family and Medical Leave Act of 1993, if such Act applies to the Employer.

2.29         “Matching Contributions Account” means an account maintained on the books of the Plan for the purpose of recording the Employer Matching Contributions made on behalf of a Participant, and any income, expenses, gains or losses attributable thereto, and any withdrawals or distributions therefrom.

2.30         “Normal Retirement” means separation from service as a result of which a Participant is entitled to receive benefits under Section 6.1.

2.31         “Normal Retirement Date” means a Participant’s 65th birthday.

2.32         “OneBeacon Stock” means, on and after the IPO Date, common shares of OneBeacon Insurance Group, Ltd. as traded on a national securities exchange.  OneBeacon Insurance Group, Ltd. is, on and after the IPO Date, the indirect foreign parent of the Employer.

2.33         “OneBeacon Stock Fund” means an investment fund consisting of OneBeacon Stock and short-term money market investments in which funds may be temporarily invested pending investment in OneBeacon Stock.  Such fund shall be invested by the Trustee solely in OneBeacon Stock purchased by the Trustee in the open market or by private purchase from

OneBeacon Insurance Group, Ltd. or others at the fair market value of such shares at the time of purchase as determined by the Trustee.  OneBeacon Stock may also be acquired within the Plan for the Accounts of Participants from the Accounts of Participants who elect, or whose Beneficiaries elect, to receive cash distributions from the Plan instead of OneBeacon Stock allocated to their Accounts.  In acquiring OneBeacon Stock for Accounts of Participants the Trustee may net purchases, including internal acquisitions of the kind decribed above, against sales of OneBeacon Stock.  Dividends, interest and other distributions received by the Trustee in respect of the OneBeacon Stock Fund, shall be reinvested in the OneBeacon Stock Fund.  However, pending reinvestment, any such dividends, interest, and other distributions in respect of the OneBeacon Stock Fund shall be invested by the Trustee in short-term fixed income investments.

2.34         “Participant” means an Employee who has satisfied the requirements of Article 3 for eligibility to participate in the Plan and whose service with the Affiliated Employers has not terminated.

2.35         “Participating Employer” means (a) the Employer, (b) any Affiliated Employer listed on Schedule A attached hereto, which is incorporated herein by reference, as of January 1, 2006, and (c) any other Affiliated Employer that has adopted the Plan in accordance with Section 15.2 and is listed on Schedule A by way of amendment thereto after January 1, 2006.

2.36         “Period of Service” means a period commencing on an Employee’s Employment Commencement Date or Reemployment Date (or, if later, on the Employee’s Elapsed Time Transition Date) and ending on the Employee’s Severance from Service Date.  All of an Employee’s Periods of Service shall be aggregated, except as otherwise provided in Sections 3.2 and 8.3.

The following Periods of Severance shall also be taken into account as Periods of Service, provided that no period prior to the Employee’s Elapsed Time Transition Date shall be treated as a Period of Service.

(a)           If an Employee severs from service by reason of a quit, discharge, or retirement and the Employee then performs an Hour of Service within 12 months of his Severance from Service Date, such Period of Severance shall be taken into account; and

(b)           If an Employee severs from service by reason of a quit, discharge, or retirement during an absence from service of 12 months or less for any reason other than a quit, discharge, or retirement, and then performs an Hour of Service within 12 months of the date on which the Employee was first absent from service, such Period of Severance shall be taken into account.

(c)           In the case of a Participant who was terminated from the Employer in conjunction with the sale of New York Commercial business renewal rights to Tower Insurance Group, and who subsequently became an employee of Tower Insurance Group on or prior to December 1, 2004, Period of Service for such Participant shall also include continuous employment with Tower Insurance Group for purposes of accumulating Years of Vesting Service.

(d)           In the case of a Participant who terminates from the Employer in conjunction with Employer’s sale of assets to Western States Insurance Company and immediately thereafter commences employment with OneCIS Insurance Company (“OneCIS”), such Participant’s Period of Service for purposes of his or her Years of Vesting Service shall also include the Participant’s periods of service with OneCIS or with any other organiz00ation which together with OneCIS is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

(e)           In the case of a Participant who was terminated from the Employer in conjunction with the sale of National Farmers Union Property and Casulty Company to QBE Insurance Group, and who subsequently became an employee of QBE Insurance Group on June 30, 2005, Period of Service for such Participant shall also include continuous employment with QBE Insurance Group for purposes of accumulating Years of Vesting Service.

2.37         “Period of Severance” means the period commencing on an Employee’s Severance from Service Date and ending on the date on which the Employee again performs an Hour of Service; provided, however, that if an Employee completes at least 500 Hours of Service during his Computation Period beginning in 1998 (disregarding any Hours of Service after December 31, 1998) or any earlier Computation Period, his Period of Severance shall not begin until the first day after such Period.

Notwithstanding the foregoing, in the case of an Employee who is absent from work by reason of (i) the pregnancy of the Employee, (ii) the birth of a child of the Employee, (iii) the adoption of a child by the Employee, or (iv) the Employee caring for a child for the period beginning immediately following such birth or adoption, the Period of Severance shall not begin on the Employee’s Severance from Service Date, i.e., the first anniversary of the first date on which the Employee was absent for such reason but shall instead begin on the second anniversary of the first date on which the Employee was absent for such reason.  The period between the first and second anniversaries of the first date of such absence is neither a Period of Service nor a Period of Severance.

Notwithstanding any other provision of the Plan to the contrary, service shall be credited during a leave of absence to the extent required by the Family and Medical Leave Act of 1993 to prevent a Period of Severance.

For purposes of measuring the length of an Employee’s Period of Severance, any Breaks in Service prior to an Employee’s Elapsed Time Transition Date shall be treated as a Period of Severance.

2.38         “Plan” means the OneBeacon 401(k) Savings Plan as set forth herein, together with any and all supplements, schedules and amendments hereto that may be in effect.

2.39         “Plan Year” means the 12-month period ending on December 31 of each year.

2.40         “Reemployment Date” means the date on which an Employee performs his first Hour of Service following his most recent Period of Severance.

2.41         “Regulation” means any rule or regulation promulgated under the Code by the Secretary of the Treasury or his delegate.

2.42         “Retirement” means the Normal Retirement, Late Retirement or Disability Retirement of a Participant.

2.43         “Rollover Contribution” means a contribution to the Plan by or on behalf of an Employee that satisfies the conditions for tax-free treatment to such Employee and such other requirements as the Administrator may impose pursuant to Section 4.4.

2.44         “Rollover Contribution Account” means an account maintained on the books of the Plan for the purpose of recording any Rollover Contribution made by or on behalf of an Employee, and any income, expenses, gains and losses attributable thereto, and any withdrawals or distributions therefrom.

2.45         “Salary Deferral Contributions” means contributions made to the Plan by the Employer under Section 4.2 and 4.3 in accordance with a Participant’s election under Section 4.5.

2.46         “Salary Deferral Contributions Account” means an account maintained on the books of the Plan for the purpose of recording the Salary Deferral Contributions made on behalf of a Participant and any income, expenses, gains or losses attributable thereto, and any refunds, withdrawals or distributions therefrom.

2.47         “Severance from Service Date” means the earlier of:

(a)           the date on which an Employee quits, retires, is discharged, or dies; or

(b)           the first anniversary of the first date of a period in which an Employee remains absent from service with or without pay for any reason other than a quit, retirement, discharge, or death.

2.48         “Testing Compensation” means, for any Plan Year, a Participant’s “Earnings” as defined in Section 5.3(a)(ii) received by the Participant while a Participant.

The Testing Compensation of a Participant taken into account under the Plan shall not exceed $220,000 as adjusted under Section 401(a)(17) of the Code.  In the case of a Plan Year of less than 12 months, the dollar limitation in the preceding sentence shall be the amount determined by multiplying the applicable amount described in the preceding sentence by a fraction, the numerator of which is the number of months in the Plan Year and the denominator of which is 12.  In the case of a Participant who commences or ceases participation in the Plan on a date other than the first or last day of the Plan Year, no adjustment shall be made to the applicable dollar limit.

2.49         “Totally and Permanently Disabled” means a physical or mental disability of such severity and probable duration as to render the Participant unable to perform the duties of his job or of any job with the Employer for which he is suited by reason of training, education, or experience, such disability to be determined by a licensed physician chosen by the Administrator, or the receipt of benefits under the Employer’s long-term disability program.

2.50         “Transfer Account” means an account maintained on the books of the Plan for the purpose of recording a Participant’s transfer amount i.e., an amount transferred to the Plan directly from another qualified plan prior to January 1, 1999, and any income, expenses, gains or losses attributable thereto, and any refunds, withdrawals or distributions therefrom.

2.51         “Trust” means the trust created by the Trust Agreement.

2.52         “Trust Agreement” means the agreement between the Employer and the Trustee relating to the Plan, together with any and all supplements and amendments thereto that may be in effect.

2.53         “Trust Fund” means all the assets held by the Trustee under the Trust Agreement.

2.54         “Trustee” means the person or persons who may from time to time be acting as trustee or trustees under the Trust Agreement.

2.55         “Valuation Date” means each business day of the Plan Year.

2.56         “White Mountains Account” means an account maintained on the books of the Plan for purpose of recording the portion of a Participant’s Account invested as described in Section 4.1(d), and any income, expenses, gains or losses attributable thereto, and any refunds, withdrawals or distributions therefrom.

2.57         “White Mountains Stock” means common shares of WMIG with a $1.00 par value, as traded on the New York Stock Exchange.

2.58         “White Mountains Stock Fund” means an investment fund consisting of White Mountains Stock and short-term money market investments in which funds may be temporarily invested pending investment in White Mountains Stock.  Such fund shall be invested by the Trustee solely in White Mountains Stock purchased by the Trustee in the open market or by private purchase from WMIG or others at the fair market value of such shares at the time of purchase as determined by the Trustee.  White Mountains Stock may also be acquired within the Plan for the Accounts of Participants from the Accounts of Participants who elect, or whose Beneficiaries elect, to receive cash distributions from the Plan instead of White Mountains Stock allocated to their Accounts.  In acquiring White Mountains Stock for the Accounts of Participants the Trustee may net purchases, including internal acquisitions of the kind described above, against sales of White Mountains Stock.  Dividends, interest and other distributions received by the Trustee in respect of the White Mountains Stock Fund, shall be reinvested in the White Mountains Stock Fund.  However, pending reinvestment, any such dividends, interest, and other distributions in respect of the White Mountains Stock Fund shall be invested by the Trustee in short-term fixed income investments.

2.59         “WMIG” means White Mountains Insurance Group, Ltd., a Bermuda Company, which, prior to the IPO Date was the indirect foreign parent of the Employer and, on and after the IPO Date, is the majority shareholder of OneBeacon Insurance Group, Ltd.

2.60         “Year of Eligibility Service”

(a)           General Rule.

An Employee shall be credited with a Year of Eligibility Service for each Computation Period during which he completes at least 1,000 Hours of Service.

(b)           Special Rules.

(1)           For Oregon Auto and North Pacific Employees.  The individuals described in Section 2.60(b)(3) (relating to certain “OAIC” and “North Pacific” employees) shall receive credit for eligibility for their service with OAIC or North Pacific as though such service had been service with the Employer.

(2)           For Silvey and Royal Employees.  The individuals described in Section 2.60(b)(4) (relating to certain “Silvey” and “Royal” employees) shall receive credit for eligibility for their service with Silvey or its subsidiaries or with Royal (but, in the case of Royal, only while Royal and Silvey were members of the same “controlled group of companies,” within the meaning of Section 414(b) of the Code) as though such service had been service with the Employer.

(3)           For Hawkeye, Western States, and United Security Employees.  The individuals described in Section 2.60(b)(5) (relating to certain “Hawkeye,” “Western States,” and “United Security” employees) shall receive credit for eligibility for their service with Hawkeye, Western States, or United Security as though such service had been service with the Employer.

(4)           For Commercial Union Employees.  The individuals described in Section 2.60(b)(6) (relating to certain “Commercial Union” employees) shall receive credit for eligibility for their service with Commercial Union Insurance Company and its affiliates as though such service had been service with the Employer; provided, however, that such an individual’s Years of Eligibility Service for periods prior to January 1, 1999, shall in no event be less than his years of service credited for eligibility purposes under the provisions of the Commercial Union Plan in effect on December 31, 1998.

(5)           For Atlantic Mutual Employees.  The individuals described in Section 2.60(b)(8) (relating to certain “Atlantic Mutual” employees) shall receive credit for eligibility for their service with Atlantic Mutual Insurance Company and its affiliates, as though such service had been service with the Employer.

(6)           For First Media Insurance Company Employees.  The individuals described in Section 2.58(b)(9) (relating to certain “First Media” employees) shall receive credit for eligibility for their service with First Media Insurance Company, as though such services had been services with the Employer.

(7)           For Chubb Specialty Insurance Employees.  The individuals described in Section 2.58(b)(10) (relating to certain “Chubb” employees) shall receive credit for eligibility for their service with Chubb Specialty Insurance, as though such service had been service with the Employer.

2.61         “Year of Vesting Service”

(a)           General Rules.

(1)           Prior to 1978.  Any Employee eligible to enter the Plan on April 1, 1978, shall be credited with whole Years of Vesting Service for the period (consisting of years and any fractional year of six months or more) of his continuous employment before January 1, 1978.  Employment shall be deemed continuous where there is no break of more than a year.

(2)           After 1978 but prior to Elapsed Time Transition Date.  An Employee shall be credited with a Year of Vesting Service for each Computation Period which begins on or after January 1, 1978, but before his Elapsed Time Transition Date, during which he completes at least 1,000 Hours of Service.

(3)           Computation Period Beginning in 1998.  An Employee shall be credited with a Year of Vesting Service for his Computation Period beginning in 1998 if he completes at least 1,000 Hours of Service during such Period, disregarding any Hours of Service completed after December 31, 1998.

(4)           After Elapsed Time Transition Date.  An Employee shall receive credit for a Year of Vesting Service for each 12-month Period of Service on and after his Elapsed Time Transition Date.  If the Employee has more than one Period of Service, such periods shall be aggregated, except as otherwise provided in Section 8.3.  Any fraction of a Year of Vesting Service resulting after such aggregation shall be disregarded.

(b)           Special Rules.

(1)           For A. Paull Employees.  Any employee of the A. Paull Branch who was eligible to enter the Plan on July 1, 1981, and who did so before October 1, 1981 shall be credited with whole Years of Vesting Service (consisting of years and any fractional year of six months or more) of his continuous employment with A. Paull & Son, Inc.  Employment shall be deemed continuous where there is no break of more than a year (but time during a break of less than a year shall not be credited toward vesting service).

A. Paull & Son, Inc. employees who did not enter the Plan by October 1, 1981 shall have their vesting service counted for all years as described in subsection (a) above.  “Employment Date” shall mean the date on which such individuals became Employees of the Employer.

(2)           For A.L. Williams Employees.  Employees of the A.L. Williams Branch were eligible to enter the Plan on September 1, 1983, provided they had completed one year of service on or before August 31, 1983.  Employees who enter the Plan shall have their vesting service counted as described in subsection (a) above.  “Employment Date” shall mean August 1, 1982, the date on which such individuals became Employees of the Employer.

(3)           For Oregon Auto and North Pacific Employees.  Employees of Oregon Automobile Insurance Company (“OAIC”) and its wholly owned subsidiary, North Pacific Insurance Company (“North Pacific”), as of August 15, 1986, the date General Accident Insurance Company of America purchased all of the issued and outstanding stock of OAIC from Northwestern National Insurance Company of Milwaukee, Wisconsin (a wholly owned subsidiary of Armco Insurance Group, Inc.) shall receive credit for vesting for their service with OAIC or North Pacific as though such service had been service with the Employer.

(4)           For Silvey and Royal Employees.  Employees of the Silvey Corporation (“Silvey”) or its subsidiaries, and those employees of Royal Indemnity Company “on loan” to Silvey, who became Employees as a result of General Accident Insurance Company of America’s purchase of all of the issued and outstanding stock of Silvey Corporation from Royal Group, Inc. in 1990 shall receive credit for vesting for their service with Silvey or its subsidiaries or with Royal (but, in the case of Royal, only while Royal and Silvey were members of the same “controlled group of corporations,”

within the meaning of Section 414(b) of the Code) as though such service had been service with the Employer.

(5)           For Hawkeye, Western States, and United Security Employees.  Employees of Hawkeye-Security Insurance Company (“Hawkeye”) or its subsidiaries – Western States Insurance Company (“Western States”) and United Security Insurance

Company (“United Security”) – as of July 30, 1991, the date General Accident Insurance Company of America purchased all of the issued and outstanding common stock of Hawkeye (which in turn owns all of the issued and outstanding common stock (other than director’s qualifying shares) of Western States and United Security) from IB Holdings, Inc. (a wholly-owned subsidiary of USLICO Corporation), shall receive credit for vesting for their service with Hawkeye, Western States, or United Security as though such service had been service with the Employer.

(6)           For Commercial Union Employees.  Employees who were in covered employment under the Commercial Union Plan prior to January 1, 1999, shall receive credit for vesting for their service with Commercial Union Insurance Company and its affiliates and for any service with a prior employer which was counted for vesting purposes under the Commercial Union Plan as of December 31, 1998 as though such service had been service with the Employer; provided, however, that such an Employee’s Years of Vesting Service for periods prior to January 1, 1999, shall in no event be less than his years of service credited for vesting purposes under the provisions of the Commercial Union Plan in effect on December 31, 1998.

(7)           For WMIG Employees.  In the case of a Participant who was employed by WMIG or a predecessor thereof immediately before becoming a Participant, such Participant shall receive additional credit for Years of Vesting Service by applying the rules of Section 2.35 as if WMIG had been an Affiliated Employer for the period it employed such Participant.

(8)           For Atlantic Mutual Insurance Company Employees.  Employees who were employed by Atlantic Mutual Insurance Company in 2003, who are hired by the Employer on or prior to December 31, 2004 or who became an Eligible Employee as a result of the Employer’s acquisition of Atlantic Specialty Insurance Company, shall receive credit for service with the Atlantic Mutual Insurance Company and its affiliates for purposes of vesting and in the determination of such Employee’s Period of Service.

(9)           For First Media Insurance Company Employees.  Employees who were employed by First Media Insurance Company who are hired by the Employer on May 1, 2005 shall receive credit for service with First Media Insurance Company for purposes of vesting and in the determination of such Employee’s Periods of Service.

(10)         For Chubb Specialty Insurance Employees.  Employees who were employed by the Chubb Specialty Insurance Group who are hired by the Employer on June 16, 2005 shall receive credit for service with the Chubb Specialty Insurance Group for purposes of vesting and in the determination of such Employee’s Periods of Service.

ARTICLE 3

Eligibility to Participate in the Plan

3.1   Requirements to Become a Participant.

(a)           Any Eligible Employee who was a Participant of the Plan on December 31, 2005 shall be a Participant of the Plan on January 1, 2006, provided he continues to be an Eligible Employee.

(b)           Each other Eligible Employee shall become a Participant of the Plan, subject to Section 3.3, on the later of:

(1)           January 1, 2006; or

(2)           the first day of the payroll period following the date he completes 60 days of service for an Affiliated Employer, provided he continues to be an Eligible Employee on such date.  If he is not an Eligible Employee on such date, he shall become a Participant on the first date on which he again becomes an Eligible Employee.

3.2           Eligibility Following a Termination of Employment.  If an Employee (whether or not he has become a Participant) who has no vested interest in his Account terminates employment and incurs a Period of Severance, and if the length of the Period of Severance equals or exceeds the greater of (i) the number of his Years of Eligibility Service prior to the Period of Severance, or (ii) five, then, in the event he returns to employment, he shall be treated as a new Employee for all purposes of this Plan, except as specifically provided herein.

In all other cases where an Employee terminates employment after becoming a Participant and is later rehired, he shall again become a Participant on the earlier of the date of his reemployment or the date on which he again becomes an Eligible Employee.

In all other cases where an Employee terminates employment before becoming a Participant and is later rehired, he shall become a Participant in accordance with Section 3.1(b), counting his Years of Eligibility Service (if any) completed before he terminated employment.

3.3           Eligible Classification.  Notwithstanding the foregoing provisions of this Article 3, an Employee shall not be an Eligible Employee if the Employee is a member of a classification of Employees that the Employer has designated as not eligible to participate in the Plan.  The Employer may at any time and from time to time remove any one or more Employees or any group(s) or class(es) of them from eligibility for participation in this Plan, provided that no such removal shall reduce the amounts theretofore credited to the Accounts of any Participant.  An Employee shall not be an Eligible Employee if he or she is (a) an intern;

(b) a co-op associate; (c) a member of a collective bargaining unit, unless the members of the unit are eligible to become Participants of the Plan pursuant to the terms of the unit’s collective bargaining agreement with the Employer; or (d) a Leased Employee.

3.4           Determination of Eligibility by Administrator.  The determination of an Employee’s eligibility to participate in the Plan shall be made by the Administrator from the records of the Affiliated Employers and the Administrator’s determination shall be conclusive and binding upon all persons.

ARTICLE 4

Contributions to the Plan

4.1           Matching Contributions.  (a)  The Employer shall, for each payroll period, make Employer Matching Contributions in an amount equal to 50% of the first six percent of a Participant’s Salary Deferral Contributions and After-Tax Contributions for such payroll period.  Employer Matching Contributions on behalf of any Participant shall not exceed three percent of the Participant’s Compensation for the payroll period.

(b)           The Participants entitled to share in an allocation of Employer Matching Contributions for a Plan Year are those Participants or Former Participants who have made Salary Deferral Contributions and/or After-Tax Contributions during the Plan Year.

(c)           Notwithstanding subsections (a) and (b), if so determined by the Employer, a portion or all of the Employer Matching Contributions made for a Plan Year shall be allocated exclusively among the Participants who are not Highly Compensated Employees with respect to a portion or all of such Participants’ Salary Deferral Contributions for the Plan Year, if and to the extent such allocations enable the Plan to satisfy in part or in whole the requirements of Section 4.2 and, on and after January 1, 2006, comply with the requirements of Section 1.401(k)-2(a)(6) of the Regulations.  In such event, such Employer Matching Contributions shall be allocated to, and treated for all purposes as part of, the Salary Deferral Contributions Account of each such Participant, except that they shall not be distributed under Section 10.4.

(d)           In addition to the contributions described in Section 4.1(a), the Employer shall on December 31, 2001 make a one-time contribution to the Trust of two common shares of White Mountains Stock on behalf of each Eligible Employee (other than an employee of A. W. G. Dewar, Inc. or an employee under the management of the National Indemnity Company) who was employed by the Employer on June 1, 2001 and continued in such employment as of December 31, 2001.  The Employer shall also contribute two common shares of White Mountains Stock on behalf of each Eligible Employee not described in the preceding sentence (other than an employee of A. W. G. Dewar, Inc., an employee under the management of National Indemnity Company, or an Employee whose Employment Commencement Date is after April 11, 2003) on the first day of the second month following the twelve month anniversary of such Eligible Employee’s Employment Commencement Date.  Contributions made under this Section 4.1(d) shall be invested in the White Mountains Stock Fund and shall be treated as Employer Matching Contributions except that they shall be maintained in the Participant’s White Mountains Account.  If an Account has not previously been established for an Eligible Employee on whose behalf such a contribution is made, the Administrator shall establish such an account consisting of a White Mountains Account showing the Employee’s interest in the White Mountains Stock Fund attributable to the two shares of White Mountains Stock.

(e)           For each Plan Year, the Plan must satisfy one of the following tests:

(i)            the actual contribution percentage in the current Plan Year of all Participants who are Highly Compensated Employees does not exceed the actual contribution percentage in the preceding Plan Year of all Participants who were not Highly Compensated Employees in such year, multiplied by 1.25, or

(ii)           the actual contribution percentage in the current Plan Year of all Participants who are Highly Compensated Employees does not exceed twice the actual contribution percentage in the preceding Plan Year of all Participants who were not Highly Compensated Employees in such year, and the actual contribution percentage of all Participants who are Highly Compensated Employees is not more than two percentage points higher than such actual contribution percentage of all Participants who were not Highly Compensated Employees.

(f)            (i)            For purposes of this section, the term “actual contribution percentage” means, with respect to a specified group of Participants, the average of the ratios, calculated separately for each Participant in such group, of the sum of the Employer Matching Contributions allocated to the Participant’s Matching Contributions Account for such Plan Year and the After-Tax Contributions allocated to the Participant’s After-Tax Contributions Account for such Plan Year to the Participant’s Testing Compensation for such Plan Year.  The “actual contribution percentage” and the “average of the ratios” shall be calculated to the nearest 1/100 of one percent.

(ii)           The actual contribution ratio of any Highly Compensated Employee who is eligible to receive matching contributions or make After-Tax Contributions under two or more qualified plans maintained by the Affiliated Employers shall be determined as if all such contributions were made under a single plan.  This Plan and any plan aggregated with this Plan to meet the requirements of Section 410(b) of the Code shall be treated as a single plan.

(iii)          For purposes of this section, the term “actual contribution ratio” means, with respect to a Participant, the ratio described in paragraph (i).

(iv)          The Administrator shall monitor the Plan’s compliance with subsection (e) and shall cause the Plan to comply therewith for each Plan Year.

(g)           (i)            If the actual contribution percentage of all Participants who are Highly Compensated Employees does not satisfy subsection (e) for a Plan Year, the Administrator shall cause the Plan to satisfy the requirements thereof by reducing such actual contribution percentage to the extent necessary to satisfy subsection (e).  Such reduction shall be effected by reducing the actual contribution ratio of each Highly Compensated Employee, beginning with the Highly Compensated Employee with the highest such ratio and continuing in descending order, until the actual contribution percentage satisfies subsection (e).  The amount of such reduction with respect to any Highly Compensated Employee shall be the lesser of the amount required to cause the actual contribution percentage of all Highly Compensated Employees to satisfy subsection (e) or the amount required to cause the actual contribution ratio of such Highly Compensated Employee to equal the actual contribution ratio of the Highly Compensated Employee having the next highest such ratio; this process shall be repeated until the Plan satisfies subsection (e).

(ii)           The aggregate amount of required reduction, determined under paragraph (i), shall be allocated among the Highly Compensated Employees whose actual contribution ratios were reduced thereunder, starting with the Highly Compensated Employee with the largest dollar amount of Employer Matching Contributions and After-Tax Contributions, by allocating to each such Highly Compensated Employee the amount of reduction necessary to cause the dollar amount of such Highly Compensated Employee’s Employer Matching Contributions and After-Tax Contributions for the Plan Year to equal the dollar amount of Employer Matching Contributions and After-Tax Contributions made on behalf of the Highly Compensated Employee with the next highest dollar amount of Employer Matching Contributions and After-Tax Contributions or to reduce the amount of excess Employer Matching Contributions and After-Tax Contributions that have not been allocated to a Highly Compensated Employee under this paragraph to zero.

(iii)          The amount by which a Highly Compensated Employee’s Employer Matching Contributions and After-Tax Contributions are reduced under paragraph (ii), together with earnings or losses thereon for the Plan Year for which the Employer Matching Contributions and/or After-Tax Contributions were made, and for the period from the end of such Plan Year to the date of such reduction, or a date not more than seven days before the date of such reduction as directed by the Administrator, shall be forfeited, to the extent forfeitable, and otherwise shall be distributed to the Highly Compensated Employee.  Any amount to be forfeited or distributed in accordance with the preceding sentence shall first be treated as distributions of the Participant’s After-Tax Contributions for the Plan Year which have not been matched by the Employer.  Any remainder to be forfeited or distributed shall be distributed from the Participant’s After-Tax Contributions Account and any Employer Matching Contributions attributable thereto shall be forfeited if otherwise forfeitable or, if not forfeitable, distributed from the Participant’s Employer Matching Contributions Account, in proportion to the Participant’s After-Tax Contributions for the Plan Year which have been matched by the Employer and Employer Matching Contributions for the Plan Year.  Any remainder to be forfeited or distributed shall be forfeited from the Participant’s Employer Matching Contributions Account if forfeitable, or if not forfeitable, distributed from such Account.

(iv)          Any payment under paragraph (iii) shall ordinarily be made within 2½ months after the end of the Plan Year for which the excess Employer Matching Contributions and/or After-Tax Contributions were made, but in no event shall any such payment be made later than 12 months after the end of such Plan Year.

4.2           Salary Deferral Contributions.  (a)  Subject to the limitations in this Section 4.2, each Plan Year the Employer shall make Salary Deferral Contributions in an amount elected by each Participant instead of paying such amount to the Participant in cash.

(b)           A Participant may, in accordance with such procedures as may be established by the Administrator, make Salary Deferral Contributions, specified as a dollar amount or a percentage of the portion of the Compensation payable to the Participant, at such times and subject to such restrictions as the Administrator may specify.  Any such amount may be contributed ratably throughout the Plan Year, or on a nonratable single sum basis.  The rate of Salary Deferral Contributions elected by a Participant shall not be less than 1% of the Participant’s Compensation.  The aggregate amount of Salary Deferral Contributions made with respect to a Participant for any Plan Year shall not exceed the lesser of (i) 40% of the Participant’s Compensation (determined without regard to the individual’s status as a Participant) for the 12-month period ending on the last day of the Plan Year, or (ii) the maximum amount permitted under Section 402(g) of the Code (as adjusted in accordance with Section 402(g)(4) of the Code).

(c)           If a Participant does not make an affirmative election in accordance with subsection (b), the Participant shall be deemed to have elected to reduce his Compensation effective as of the first payroll period following the date on which the Eligible Employee becomes a Participant by 2%, which 2% of Compensation shall constitute Salary Deferral Contributions.  Such Participant’s rate of Salary Deferral Contributions shall continue in effect until the Participant makes a new election in accordance with subsection (b) either changing the rate of Salary Deferral Contributions to another rate of Salary Deferral Contributions or electing to cease participation in the Plan.

(d)           The aggregate amount of Salary Deferral Contributions and Employer Matching Contributions made with respect to all Participants for any Plan Year shall not exceed the maximum amount deductible from the Employer’s income under Section 404 of the Code, nor shall the aggregate amount of all contributions allocated to the Accounts of any Participant for any Plan Year exceed the applicable limitation set forth in Section 5.3.

(e)           For each Plan Year, the Plan must satisfy one of the following tests:

(i)            the actual deferral percentage in the current Plan Year of all Participants who are Highly Compensated Employees does not exceed the actual deferral percentage in the preceding Plan Year of all Participants who were not Highly Compensated Employees in such year, multiplied by 1.25, or

(ii)           the actual deferral percentage in the current Plan Year of all Participants who are Highly Compensated Employees does not exceed twice the actual deferral percentage in the preceding Plan Year of Participants who were not Highly Compensated Employees in such year, and the actual deferral percentage of all Participants who are Highly Compensated Employees is not more than two percentage points higher than the actual contribution percentage of all Participants who were not Highly Compensated Employees for the preceding Plan Year.

(f)            (i)            The Administrator shall monitor the Plan’s compliance with subsections (b), (c), (d) and (e) and shall cause the Plan to comply therewith for each Plan Year.

(ii)           If the Plan does not satisfy subsection (b)(ii) for a Plan Year with respect to a Participant, the Administrator shall cause the Plan to distribute excess Salary Deferral Contributions to the Participant, together with earnings or losses thereon for the Plan Year for which the excess Salary Deferral Contributions were made and for the period between the end of such Plan Year and the date on which such excess Salary Deferral Contributions are distributed or a date not more than seven days before the date of such distribution, as directed by the Administrator.

(iii)          If the actual deferral percentage of all Participants who are Highly Compensated Employees does not satisfy subsection (e) for a Plan Year, the Administrator shall cause the Plan to satisfy the requirements thereof not later than the last day of the succeeding Plan Year by distributing the excess contributions to Participants who are Highly Compensated Employees or by causing the Employer to make nonforfeitable Employer contributions on behalf of designated Participants who are not Highly Compensated Employees (in accordance with Section 1.401(k)-2(a)(6) of the Regulations on and after January 1, 2006).  Any contributions made under this section shall be allocated to, and treated for all purposes as part of, the Participant’s Salary Deferral Contributions Account, except that they shall not be distributed under Section 10.4.

(iv)          If excess contributions for a Plan Year are to be corrected by distributing such excess contributions under paragraph (iii), the amount to be distributed to each Participant who is a Highly Compensated Employee shall be determined as follows:

(A)          The Administrator shall reduce the actual deferral percentage of all Participants who are Highly Compensated Employees to the extent necessary to satisfy subsection (e).  Such reduction shall be effected by reducing the actual deferral ratio of each Highly Compensated Employee, beginning with the Highly Compensated Employee with the highest such ratio and continuing in descending order, until the actual deferral percentage satisfies subsection (e).  The amount of such reduction with respect to any Highly Compensated Employee shall be the lesser of the amount required to cause the actual deferral percentage of all Highly Compensated Employees to satisfy subsection (e) or the amount required to cause the actual deferral ratio of such Highly Compensated Employee to equal the actual deferral ratio of the Highly Compensated Employee having the next highest such ratio; this process shall be repeated until the Plan satisfies subsection (e).

(B)           The aggregate amount of required reduction, determined under subparagraph (A), shall be allocated among the Highly Compensated Employees whose actual deferral ratios were reduced thereunder, starting with the Highly Compensated Employee with the largest dollar amount of Salary Deferral Contributions, by allocating to each such Highly Compensated Employee the amount of reduction necessary to cause the dollar amount of such Highly Compensated Employee’s Salary Deferral Contributions for the Plan Year to equal the dollar amount of Salary Deferral Contributions made on behalf of the Highly Compensated Employee with the next highest dollar amount of Salary Deferral Contributions or to reduce the amount of excess contributions that have not been allocated to a Highly Compensated Employee under this subparagraph to zero.

(C)           The amount by which a Highly Compensated Employee’s Salary Deferral Contributions are reduced under subparagraph (B), together with earnings or losses thereon for the Plan Year for which the Salary Deferral Contributions were made and for the period from the end of such Plan Year to the date of such reduction, or a date not more than seven days before the date of such reduction as directed by the Administrator, shall be distributed to the Highly Compensated Employee.  Any Employer Matching Contributions made with respect to any Salary Deferral Contributions returned to a Highly Compensated Employee pursuant to the preceding sentence shall be forfeited.

(D)          Any payment under subparagraph (C) shall ordinarily be made within 2½ months after the end of the Plan Year for which the excess contributions were made, but in no event shall any such payment be made later than 12 months after the end of such Plan Year.

(g)           (i)            For purposes of this section, the term “actual deferral percentage” means, with respect to a specified group of Participants, the average of the ratios, calculated separately for each Participant in such group, of the Salary Deferral Contributions allocated to the Participant’s Salary Deferral Contributions Account for such Plan Year to the Participant’s Testing Compensation for such Plan Year.  The “actual deferral percentage” and the “average of the ratios” shall be calculated to the nearest 1/100 of one percent.

(ii)           The actual deferral ratio of any Highly Compensated Employee who is eligible to have elective contributions made on his behalf under two or more qualified plans maintained by the Affiliated Employers shall be determined as if all such contributions were made under a single plan.  This Plan and any plan aggregated with this Plan to meet the requirements of Section 410(b) of the Code shall be treated as a single plan.

(iii)          For purposes of this section, the term “actual deferral ratio” means, with respect to a Participant, the ratio described in paragraph (i).

(iv)          For purposes of this section, the term “excess contributions” means Salary Deferral Contributions in excess of the limitations of subsection (e).

4.3           Catch-up Contributions.  (a)  A Participant who has, or who by the end of a Plan Year will have, attained age 50 may, in accordance with such procedures as may be established by the Administrator, make catch-up contributions during such Plan Year in accordance with, and subject to the limitations of, Section 414(v) of the Code.

(b)           Contributions made under this section shall be allocated to the Participant’s Salary Deferral Contributions Account.

(c)           Contributions made under this section shall not be taken into account for purposes of applying the limits on contributions set forth in Section 4.2(b) and (e) and Section 5.3(b).

(d)           For purposes of determining the amount of Employer Matching Contributions to be made or allocated on behalf of a Participant under Section 4.1(a), the term Salary Deferral Contributions shall not include catch-up contributions made under this section.

(e)           If the Plan does not satisfy the limitation of this Section for a Plan Year with respect to a Participant, the Administrator shall cause the Plan to distribute to the Participant ineligible catch-up contributions, together with earnings or losses thereon for the Plan Year for which the catch-up contributions were made and for the period between the end of such Plan Year and the date on which such catch-up contributions are distributed (or a date not more than seven days before the date of such distribution, as directed by the Administrator).  Any such payment shall ordinarily be made within 2-1/2 months after the end of the Plan Year for which the ineligible catch-up contributions were made, but in no event shall any such payment be made later than 12 months after the end of such Plan Year.

4.4           Rollover Contributions.  (a)  The Administrator, in its sole discretion, may permit to be made by or on behalf of an Eligible Employee (whether or not such Employee has become a Participant under Section 3.1) a Rollover Contribution that satisfies the requirements of this section.  In determining whether to permit a Rollover Contribution with respect to any Eligible Employee, the Administrator shall be concerned primarily with whether such contribution satisfies all requirements of the Code and Regulations relating to such contributions.  In making any such determination, the Administrator may require the Employee to furnish such certificates, affidavits, opinions of counsel, rulings of the Internal Revenue Service, or other information or data as the Administrator, in its sole discretion, may deem necessary or appropriate.

(b)           Subject to subsection (a), a Rollover Contribution will be accepted only if it is a direct rollover, or contribution made by an Employee, of an eligible rollover distribution from:

(i)            a qualified plan described in Section 401(a) or 403(a) of the Code;

(ii)           an annuity contract described in Section 403(b) of the Code, excluding after-tax employee contributions;

(iii)          an eligible plan under Section 457(b) of the Code maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state; or

(iv)          an individual retirement account or annuity described in Section 408(a) or (b) of the Code to the extent such distribution would otherwise be includible in gross income.

A separate subaccount of the Participant’s Rollover Account shall be established for any after-tax contributions contributed to this Plan as part of an eligible rollover distribution described in clause (i) above and any earnings or losses with respect to such contributions shall be credited to such subaccount.  An eligible rollover distribution described in clause (i) above shall be treated as consisting first of the portion thereof that is includible in gross income determined without regard to Sections 402(c)(1) or 403(a)(4) of the Code.

(c)           A Rollover Contribution may be made either directly to the Trustee or to the Administrator for transmittal to the Trustee as soon as practical after the receipt thereof, as directed by the Administrator.  Any such contribution shall be credited to the Rollover Contribution Account of the Employee.  No amounts representing the Employee’s after-tax contributions to an individual retirement account or annuity shall be permitted as part of a Rollover Contribution.  In no event shall the Rollover Contribution Account of an Employee be forfeited.

(d)           An Eligible Employee who is a former employee of the Atlantic Mutual Insurance Company who became an Eligible Employee on April 1, 2004 as a result of the Employer’s acquisition of Atlantic Specialty Insurance Company may make a direct rollover of any outstanding loan balance from the Atlantic Mutual 401(k) Savings Plan to this Plan, and may continue making loan repayments to the Plan in accordance with the terms of the payroll authorization form and any loan documents associated with the loan rollover.

4.5           Withholding and Payment of Contributions.  (a)  An Eligible Employee who has satisfied the requirements of Section 3.1 may, by applying to the Administrator, either in writing or by utilization of telephone or electronic procedures established for such purpose, at least 15 days before the first day of any payroll period, elect to have Salary Deferral Contributions or After-Tax Contributions made to the Plan in lieu of receiving cash Compensation.  A Participant may decrease or increase his Salary Deferral Contributions or After-Tax Contributions by giving written, telephonic or electronic notice to the Administrator; any such change shall become effective as of the first payroll period following the Administrator’s receipt of such notice.  A Participant may discontinue or resume Salary Deferral Contributions or After-Tax Contributions by giving written, telephonic or electronic notice to the Administrator; any such discontinuance or resignation shall become effective as of the first payroll period following the Administrator’s receipt of such notice.  Subject to the foregoing, the manner in which Participants may elect Salary Deferral Contributions and After-Tax Contributions shall be subject to such rules and procedures as the Administrator shall establish from time to time.

(b)           All Salary Deferral Contributions and After-Tax Contributions shall be paid by the Employer to the Trustee by the earlier of (i) the date on which such contributions can reasonably be segregated from the Employer’s other assets, or (ii) the 15th business day of the month following the month in which such contributions would otherwise have been paid in cash to the Participant.

(c)           Employer Matching Contributions shall be paid by the Employer to the Trustee at such time as the Employer shall determine, but not later than the due date (including extensions) for filing the Employer’s federal income tax return for the taxable year of the Employer to which such contributions relate.

(d)           If a Participant is on a paid leave of absence or receiving benefits under the Employer’s short-term disability program, he may either continue his Salary Deferral Contributions and/or After-Tax Contributions or he may suspend such contributions.

4.6           Deductibility.  The maximum amount the Employer may contribute to the Plan for any taxable year of the Employer shall be the amount deductible under Section 404 of the Code, and all contributions under Sections 4.1 and 4.2 are hereby specifically conditioned upon their deductibility.

4.7           Obligation of Trustee.  The Trustee shall be under no duty to inquire into the correctness of the amount of, nor to enforce payment of, any contribution to be made hereunder.

4.8           After-Tax Contributions.  A Participant may make After-Tax Contributions subject to the limitations of Section 4.1.  A Participant’s After-Tax Contributions shall be in whole percentages not in excess of 40% of Compensation and a Participant’s aggregate Salary Deferral Contributions and After-Tax Contributions shall not exceed 40% of the Participant’s Compensation.  The Participant’s After-Tax Contributions shall be credited to the Participant’s After-Tax Contributions Account.

ARTICLE 5

Allocation of Contributions and Trust Assets

5.1           Accounts of Participants.  The Administrator or Trustee shall maintain separate accounts on the books of the Plan for each Participant, including, as appropriate, a Salary Deferral Contributions Account, a Matching Contributions Account, a Rollover Contribution Account, a Transfer Account, an After-Tax Contributions Account and a White Mountains Account.

5.2           Allocation of Contributions .  Subject to Section 5.3, the Salary Deferral Contributions, Employer Matching Contributions, and After-Tax Contributions for each Plan Year and any Rollover Contributions shall be allocated among the Accounts of Participants in accordance with Article 4.

5.3           Limitation on Annual Additions.  (a)  The following definitions apply for purposes of this Section 5.3:

(i)            “Annual additions” means, with respect to a Participant for each limitation year, the sum of:

(A)          the contributions by the Employer or an Affiliated Employer to this Plan or any other qualified defined contribution plan;

(B)                                any forfeitures allocated to a Participant under such a plan;

(C)                                any contribution to such a plan by the Participant; and

(D)          any contribution by an Affiliated Employer allocated to an individual medical account, as defined in Section 415(l)(2) of the Code, established for a Participant under any pension or annuity plan, and, in the case of an individual who is or was at any time a key employee, as defined in Section 416(i) of the Code, any contribution by an Affiliated Employer paid or accrued to a separate account in a funded welfare benefit plan, as defined in Section 419(e) of the Code, established for the purpose of providing post-retirement medical benefits.

The term “annual additions” shall not include any investment earnings allocated to a Participant’s Accounts, amounts recontributed to this Plan or any Rollover Contribution (including amounts received by a trustee of a plan of an Affiliated Employer in a direct transfer from another qualified plan).

(ii)           “Earnings” means wages, as defined in Section 3401(a) of the Code, and other compensation received by a Participant during a limitation year that are reported in Box 1 on IRS Form W-2 (Wage and Tax Statement) for the calendar year in which such limitation year ends.  Earnings shall be determined without regard to any rules under Section 3401(a) of the Code that limit the remuneration included in wages on the basis of the nature or location of the employment or the services performed.  Earnings shall also include elective amounts that are not includible in the gross income of the Participant under Section 125, 402(e)(3), 402(h), 403(b) and 132(f)(4) of the Code.  For purposes of the preceding sentence, elective amounts that are not includible in the gross income of the Participant under Section 125 of the Code shall include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he has other health coverage.  An amount will be treated as described under the preceding sentence only if the Employer does not request or collect information regarding the Participant’s other health coverage as part of the enrollment process for the health plan.

Notwithstanding the foregoing, “Earnings” shall not include amounts paid or reimbursed by the Employer for moving expenses incurred by the Participant, to the extent that at the time of the payment it is reasonable to believe that these amounts are deductable by the Participant under Section 217of the Code.

(iii)          “Excess amount” means the amount allocated or credited to a Participant in excess of the limitations set forth in subsection (b).

(iv)          “Limitation year” means the Plan Year.

(b)           (i)            Notwithstanding any other provision of the Plan, the maximum annual additions credited to any Participant for any limitation year, under this Plan and any other qualified defined contribution plan maintained by an Affiliated Employer, shall not exceed the lesser of (A) 100% of the Participant’s earnings for the limitation year, or (B) $40,000, as adjusted under Section 415(d) of the Code for increases in the cost of living using the third calendar quarter of 2001 as the base period.

(ii)           For purposes of the limitation set forth in paragraph (i)(A), any contribution described in subsection (a)(i)(D) shall not be taken into account.

(c)           If an excess amount is determined for a Participant for a limitation year, and if such excess amount is due to the allocation of forfeitures, a reasonable error in estimating a Participant’s annual earnings or determining the amount of elective deferrals (as defined in Section 402(g)(3) of the Code) that may be made with respect to the Participant under the limits of Section 415 of the Code, or such other limited facts and circumstances as the Commissioner of Internal Revenue finds justifiable, such excess amount shall be treated as follows:

(i)            Any After-Tax Contributions made to this Plan or any nondeductible voluntary contributions made to any other qualified plan maintained by an Affiliated Employer shall be returned to the Participant and any Salary Deferral Contributions shall be distributed to the Participant, to the extent that such return or distribution would reduce the excess amount.  Any Employer Matching Contributions made with respect to such After-Tax Contributions or Salary Deferral Contributions shall be forfeited.

(ii)           Any remaining excess amount shall be treated as follows:

(A)          If the Employer’s contribution for the limitation year has not been made, the amount that would otherwise be contributed to the Plan shall be reduced by such excess amount.

(B)           If the Employer’s contribution for the limitation year has been made, any remaining excess amount that is contributed under a mistake of fact or that is nondeductible shall be returned to the Employer.  Any remaining excess amount after the return of contributions to the Employer shall be credited to an unallocated suspense account.  The amount credited to the suspense account, and any earnings or losses thereon, shall be allocated in accordance with this subparagraph.  If the Participant is entitled to participate in any Employer

Matching Contributions at the end of the succeeding limitation year, any remaining excess amount shall be applied to reduce the contributions of the Employer for such limitation year (and for succeeding limitation years, as necessary) for such Participant, so that in each such year the sum of actual contributions and the amount applied from the suspense account shall equal the amount that would otherwise be allocated to the Participant’s Accounts.  If the Participant is not entitled to participate in Employer Matching Contributions at the end of the succeeding limitation year, then such excess amount shall be applied to reduce contributions of the Employer for all remaining Participants.  If the Plan is terminated while there remains an excess amount that cannot under the limitations of subsection (b) be allocated to the Account of any Participant, such excess amount shall be returned to the Employer, notwithstanding any other provision of the Plan.

(d)           In lieu of or in addition to the procedures described in subsection (c), the Employer may reduce its contributions to the Plan for allocation to the Accounts of the Participant in question by the amount necessary to eliminate the excess amount.

5.4           Net Value of the Trust;  Allocation of Income.  The Trustee shall ascertain the net value of the Trust as of the last day of each Plan Year on the basis of the fair market values of the assets and liabilities as of such date.  Such net value shall reflect any estimated and unpaid liabilities.  Income, gains, losses and expenses of the Trust Fund shall be allocated to the Accounts of Participants in accordance with Article 12.

5.5           Limitation of Participant’s Rights.  Nothing contained in this Article 5 or elsewhere in the Plan shall be deemed to give a Participant any interest in any specific part of the Trust Fund or any interest other than his right to receive benefits in accordance with the applicable provisions of the Plan.

ARTICLE 6

Benefits Because of Retirement or Disability

6.1           Normal Retirement.  Upon attaining his Normal Retirement Date, an Employee shall be 100% vested in any Account held on his behalf under the Plan and may retire from the service of the Employer.  Such retirement shall be a Normal Retirement.

6.2           Late Retirement.  A Participant who continues in the service of the Employer after his Normal Retirement Date may retire from the service of the Employer at any time thereafter.  Such retirement shall be a Late Retirement.

6.3           Disability Retirement.  A Participant who separates from service with the Employer before Normal Retirement Date by reason of becoming Totally and Permanently

Disabled shall be 100% vested in the Accounts held on his behalf.  Such a separation from service shall be a Disability Retirement.

6.4           Retirement Benefits.  Upon the Normal, Late or Disability Retirement of a Participant, he shall be entitled to receive a distribution of his Accounts.  Benefits payable under this Article shall be paid at the time and in the manner provided in Article 9.

ARTICLE 7

Benefits Because of Death

7.1           Death of a Participant or Former Participant.  (a)  If a Participant dies prior to the termination of his employment, his Accounts shall thereupon become 100% vested and his Beneficiary or Beneficiaries shall be entitled to receive a distribution of the value of such Accounts.

(b)           If a Former Participant dies before distribution to him commences or before distribution to him of all of the benefits to which he is entitled under the Plan has been completed, such Former Participant’s Beneficiary or Beneficiaries shall be entitled to benefits under the Plan to the extent of the vested balance of the Former Participant’s Accounts or the remaining amount thereof, as the case may be.

(c)           Benefits payable under this Article shall be paid at the time and in the manner provided in Article 9.

7.2           Designation of Beneficiary.  (a)  Subject to subsection (b), a Participant or Former Participant may designate a Beneficiary or Beneficiaries, and may revoke or change any prior designation of Beneficiary or Beneficiaries, by filing with the Administrator a written designation of Beneficiary, signed by the Participant or Former Participant, on a form acceptable to the Administrator.

(b)           A Participant’s or Former Participant’s designation of a Beneficiary other than his spouse shall not take effect unless either (i) the Participant’s or Former Participant’s spouse consents in writing to such specific designation, and the spouse’s consent acknowledges the effect of such designation and is witnessed by a notary public or a representative of the Plan, or (ii) it is established to the satisfaction of the Administrator that the Participant or Former Participant has no spouse, or that the spouse’s consent cannot be obtained because the spouse cannot be located or because of such other circumstances as may be prescribed in Regulations under Section 417 of the Code.  If the spouse is legally incompetent to give consent, the spouse’s legal guardian may give consent, even if such guardian is the Participant.

(c)           No designation of Beneficiary shall be effective unless filed with the Administrator before the death of the Participant or Former Participant.  The last such designation filed with the Administrator shall revoke all previous designations and shall govern the designation of Beneficiary.

(d)           Notwithstanding the foregoing, if the Beneficiary is convicted in a Court of competent jurisdiction of the murder of the Participant, the Beneficiary shall not be entitled to any benefits hereunder and any benefits payable as a result of the Participant’s death shall be paid in accordance with Section 7.3 as though the Beneficiary had predeceased the Participant.

7.3           Distribution in Case No Beneficiary Designated or Surviving.  If no Beneficiary has been properly designated or if no designated Beneficiary survives a Participant or Former Participant, the benefits otherwise distributable to such deceased Participant or Former Participant shall be paid to the Participant’s or Former Participant’s surviving spouse or, if there is no surviving spouse, to the Participant’s or Former Participant’s estate.  As a condition of any such payment, the Administrator may require such receipts, releases, indemnity agreements, waivers, proofs and other documents as it deems necessary or desirable.

7.4           Death of a Beneficiary.  Unless otherwise specified in a designation of Beneficiary, upon the death of a Beneficiary who has become entitled to receive benefits under the Plan by reason of the death of a Participant or Former Participant, any benefits remaining to be paid to such deceased Beneficiary shall be paid to a Beneficiary designated in a writing filed with the Administrator by such deceased Beneficiary before such Beneficiary’s death; or if there is no such designated Beneficiary, the deceased Beneficiary’s surviving spouse; or if there is no surviving spouse, the estate of such deceased Beneficiary.

ARTICLE 8

Benefits Because of Severance

8.1           Severance Benefit.  (a)  A Participant who separates from service with the Affiliated Employers for any reason other than Retirement or death shall be entitled to receive a severance benefit equal to the vested balance of his Accounts.  Upon such a separation from service, any portion of the Participant’s Employer Matching Contributions Account not then vested under Section 8.2 shall be forfeited.  If the Participant is subsequently reemployed prior to incurring a five-year Period of Severance, the forfeited amount shall again be credited to the Participant’s Employer Matching Contributions Account, provided, however, if the Participant received a distribution of the entire vested balance of his Accounts as a result of his separation from service, the forfeited amount shall not again be credited unless the Participant repays the full amount of the prior distribution before the fifth anniversary of the Participant’s Reemployment Date.

(b)           Any severance benefit determined under this Article shall be paid at the time and in the manner provided in Article 9.

8.2           Vesting.  (a)  A Participant or Former Participant shall at all times be 100% vested in his Salary Deferral Contributions Account, and any Rollover Contribution Account, Transfer Account, After-Tax Contributions Account or White Mountains Account.

(b)           The vested portion of the Employer Matching Contributions Account of a Participant or Former Participant shall be 100% when the Participant completes three years of vesting service, except as otherwise provided in Sections 6.1, 6.3 and 7.1.

(c)           In the case of a Participant who was terminated from the Employer in conjunction with the sale of New York Commercial business renewal rights to Tower Insurance Group, and who subsequently became an employee of Tower Insurance Group on or prior to December 1, 2004, such Participant shall receive Years of Vesting Service based on his continuous service with the Tower Insurance Group.

In the case of a Participant who terminates from the Employer in conjunction with the Employer’s sale of assets to Western States Insurance Company and immediately thereafter commences employment with OneCIS Insurance Company (“OneCIS”), such Participant will continue to receive Years of Vesting Service based on his continuous service with OneCIS.

In the case of a Participant who is terminated from service with the Employer and all Affiliated Employers as a direct consequence of the sale of the Employer’s property and casualty insurance business in 42 states and the District of Columbia to Liberty Mutual Insurance Company pursuant to the Master Agreement by and among WMIG, the Employer and Liberty Mutual Insurance Company dated as of October 30, 2001, such Participant shall be 100% vested in his Employer Matching Contributions Account.  Whether a Participant’s termination of service qualifies under the preceding sentence shall be determined by the Administrator based on all the facts and circumstances and in a nondiscriminatory manner.

(d)           In the case of a Participant who terminated from the Employer in conjunction with the sale of National Farmers Union Property and Casulty Company to QBE Insurance Group on June 30, 2005, and immediately thereafter commences employment with QBE Insurance Group, such Participant will continue to receive Years of Vesting Service based on his continuous service with QBE Insurance Group.

8.3           Years of Service.  (a)  In the case of a Former Participant who returns to employment with the Employer following a Period of Severance, for purposes of determining the vested portion of an Account of the Participant attributable to Employer Matching Contributions and forfeitures allocated before the Period of Severance, the Participant’s Years of Vesting Service after such Period of Severance shall be included, unless the Participant incurred at least a five year Period of Severance.

(b)           In determining the vested portion of an Account of a Participant described in subsection (a) attributable to Employer Matching Contributions and forfeitures allocated after the Period of Severance, Years of Vesting Service prior to such Period of Severance shall be included in the number of Years of Vesting Service of the Participant.

8.4           Severance Benefit in Certain Cases.  In applying the provisions of Section 8.2 to a Participant who has received a severance benefit under Section 8.1 with respect to his Employer Matching Contributions Account on account of a prior separation from service, if the Participant did not incur at least a five year Period of Severance, the vested amount remaining in such Account or Accounts at any time shall be determined in accordance with the formula:

Vested Amount = P(AB+D) - D

where (i) P equals the vested percentage at the relevant time; (ii) AB is the credit balance of the Account as of the appropriate Valuation Date; and (iii) D is the amount previously distributed.  The amount of severance benefit distributable to the terminated Participant in accordance with the preceding sentence shall be reduced by any distribution to such Participant since the appropriate Valuation Date.

8.5           Separate Accounts.  In the case of a Former Participant who returns to employment with the Employer following a five year Period of Severance, separate accounts shall be maintained with respect to the portions of such Participant’s Employer Matching Contributions Account attributable to Employer Matching Contributions made before and after such five year Period of Severance.

8.6           Disposition of Forfeitures.  (a)  Forfeitures derived from Employer Matching Contributions shall be used to offset future Employer Matching Contributions under Section 4.1.

(b)           If any amount is required to be restored to the Employer Matching Contributions Account of a Participant under Section 8.1, it shall be derived from forfeitures occurring in the Plan Year in which the Participant returns to employment or, if such forfeitures are insufficient, from additional Employer Contributions allocable solely to the Employer Matching Contributions Account of such Participant.  Any such Employer Contributions shall not be an annual addition for purposes of Section 5.3.

ARTICLE 9

Payment or Distribution of Benefits

9.1           Payment of Benefits.  (a)  Upon a Participant’s separation from service with the Affiliated Employers for any reason, if the value of the vested portion of the Participant’s Accounts does not exceed $5,000 ($1,000 on and after March 28, 2005) the Administrator shall direct the Trustee to distribute the value of such Accounts to the Participant or his Beneficiary in a lump sum as soon as practicable following such separation from service.  Such distribution shall be made notwithstanding any other election or waiver in effect under the Plan.

(b)           Upon the death of a Participant, if the value of the vested portion of the Participant’s Accounts exceeds $5,000 ($1,000 on and after March 28, 2005), distribution of such Accounts shall be made in accordance with Section 9.2.

(c)           Upon a Participant’s separation from service, other than by reason of death, if the value of the vested portion of the Participant’s Accounts exceeds $5,000 ($1,000 on and after March 28, 2005), distribution of such Accounts shall be made in accordance with Section 9.3.

9.2           Distribution of Death Benefits.

(a)           Spouse as Beneficiary.  Upon the death of a Participant before the commencement of benefits under Section 9.3, the value of the Participant’s Accounts shall be distributed to his surviving spouse unless the surviving spouse has consented to the designation of another Beneficiary under Section 7.2.  Such distribution shall be made in accordance with Section 9.3.

(b)           Other death benefits.  Upon the death of a Participant who is not married or whose spouse has consented to the designation of another Beneficiary in accordance with Section 7.2, the value of the Participant’s Accounts shall be distributed to the Participant’s Beneficiary or Beneficiaries in accordance with Section 9.3.

9.3           Manner and Timing of Distributions.  (a)  Subject to the other provisions of this Article, a Participant’s Accounts shall be distributed to the Participant or to his Beneficiary or Beneficiaries in one of the following forms of payment, as elected by the Participant or Beneficiary:

Option A:	A single lump sum payment in cash.
Option B:	Substantially equal installment payments or installment payments that vary with the income earned, over a period of not more than 30 years.
Option C:	A combination of the methods described in A and B above.

(b)           (i)            Distribution of benefits shall be made as soon as administratively feasible following receipt of a Participant’s or Beneficiary’s written request for payment.  In the absence of an election by the Participant to defer the commencement of benefits, payment of benefits shall commence no later than 60 days after the end of the Plan Year in which occurs the latest of the Participant’s Normal Retirement Date, separation from service with the Employer or the 10th anniversary of the date on which the Participant commenced participation in the Plan.

(ii)           A Participant who fails to submit a written request for payment under paragraph (i) shall be deemed to have elected to defer the commencement of benefits.  In no event may the commencement of benefits be deferred beyond the date specified in subsection (c).

(iii)          After a Participant’s separation from service with the Employer, his Accounts shall continue to be invested as part of the Trust Fund in accordance with Article 12.

(iv)          If a Former Participant returns to the service of the Employer and again becomes a Participant, his Account(s), including any additional amounts that may be allocated thereto, shall continue to be held and invested as part of the Trust Fund.

(c)           (i)            Except as otherwise provided in paragraph (ii), payment of benefits hereunder shall commence no later than the April 1 next following the later of the calendar year in which an individual attains age 70-1/2 or the calendar year in which the individual separates from service with the Affiliated Employers.

(ii)           Payment of benefits to an individual who is a 5-percent owner shall commence no later than April 1 of the calendar year next following the calendar year in which the individual attains age 70-1/2.

(iii)          For purposes of paragraph (ii), “5-percent owner” means an individual who, at any time during the Plan Year ending in the calendar year in which the individual attains age 70-1/2 or during any of the four preceding Plan Years, is a 5-percent owner, as defined in Section 416 of the Code.

9.4           Minimum Distribution Requirements.  (a)  Notwithstanding any other provision of the Plan, distributions under the Plan shall be made in accordance with this section and Section 401(a)(9) of the Code and Regulations thereunder.

(b)           A Participant’s Accounts shall be distributed, or distribution of such Accounts shall commence, no later than the Participant’s required beginning date.

(c)           If a Participant dies before distribution of his Accounts begins, distribution of such Accounts shall be made as follows:

(i)            If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, distributions to the surviving spouse shall commence by the later of December 31 of the calendar year following the calendar year in which the Participant dies or December 31 of the calendar year in which the Participant would have attained age 70-1/2.

(ii)           If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, distributions shall commence by December 31 of the calendar year following the calendar year in which the Participant dies.

(iii)          If there is no designated beneficiary as of September 30 of the calendar year following the calendar year in which the Participant dies, the Participant’s Accounts shall be distributed in their entirety by the end of the calendar year in which occurs the fifth anniversary of the Participant’s death.

(iv)          If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before the commencement of distributions, paragraphs (ii) and (iii) shall apply as if the surviving spouse were the Participant.

(v)           For purposes of this subsection and subsection (f), distributions are considered to begin on a Participant’s required beginning date, unless paragraph (iv) applies, in which event distributions are considered to begin on the date on which distributions are required to begin to the surviving spouse under paragraph (i).

(d)           Unless a Participant’s Accounts are distributed in a single sum no later than the Participant’s required beginning date, distributions shall be made in accordance with subsections (e) and (f).

(e)           For each distribution calendar year during a Participant’s life, the amount distributed from the Participant’s Accounts shall not be less than the lesser of:

(i)            The amount determined by dividing the Participant’s account balance by the distribution period shown in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Regulations, based upon the Participant’s attained age as of the last day of the distribution calendar year; or

(ii)           If the Participant’s sole designated beneficiary for the distribution calendar year is his spouse, the amount determined by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Regulations, based upon the attained ages of the Participant and his spouse as of the last day of the distribution calendar year.

(f)            (i)            If a Participant dies on or after the date on which distributions commence and there is a designated beneficiary, the minimum amount to be distributed for each distribution calendar year beginning after the Participant’s death shall be determined by dividing the Participant’s account balance by the greater of the Participant’s remaining life expectancy or the remaining life expectancy of the designated beneficiary.

(ii)           If a Participant dies on or after the date on which distributions commence and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the minimum amount to be distributed for each distribution calendar year after the year of the Participant’s death shall be the amount determined by dividing the Participant’s account balance by the Participant’s remaining life expectancy, using the age of the Participant in the year of death reduced by one for each subsequent year.

(g)           The minimum distributions required by subsections (e) and (f) for a Participant’s first distribution calendar year shall be made no later than the Participant’s required beginning date.  For each other distribution calendar year, such distributions shall be made no later than the end of such year.

(h)           (i)            If a Participant dies before the date on which distributions commence and there is a designated beneficiary, the minimum amount to be distributed for each distribution calendar year after the year of the Participant’s death shall be the amount determined by dividing the Participant’s account balance by the remaining life expectancy of the designated beneficiary.

(ii)           If a Participant dies before the date on which distributions commence and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s Accounts shall be completed by the end of the calendar year in which occurs the fifth anniversary of the Participant’s death.

(iii)          If a Participant dies before the commencement of distributions and the surviving spouse of the Participant is the sole designated beneficiary, upon the death of the surviving spouse before distributions to the surviving spouse are required to commence under subsection (c)(i), this subsection shall apply as if the surviving spouse were the Participant.

(i)            The following definitions apply for purposes of this section:

(i)            “Account balance” means the balance of a Participant’s or Former Participant’s Accounts as of the day before a distribution calendar year.

(ii)           “Designated beneficiary” means the Beneficiary described in Section 1.401(a)(9)-4 of the Regulations.

(iii)          “Distribution calendar year” means a calendar year for which this section requires that a minimum distribution be made.  The first distribution calendar year is the earlier of the calendar year preceding the calendar year in which a Participant’s required beginning date occurs or the calendar year in which distributions are required by subsection (c) to commence following a Participant’s death.  For lifetime distributions, the last distribution calendar year is the year in which a Participant dies.

(iv)          “Life expectancy” means an individual’s life expectancy as determined under the Single Life Table set forth in Section 1.401(a)(9)-9 of the Regulations.

(v)           “Required beginning date” means the date described in Section 9.3(c)(i) or (ii), as applicable.

9.5           Direct Rollover.  (a)  For purposes of this section, the following terms shall have the meanings set forth below:

(i)            “Direct rollover” means a payment to one or more eligible retirement plans specified by a distributee.

(ii)           “Distributee” means an Employee or former Employee; the surviving spouse of an Employee or former Employee; and the spouse or former spouse of an Employee or former Employee who is the alternate payee under a qualified domestic relations order as defined in Section 414(p) of the Code.

(iii)          “Eligible retirement plan” means an individual retirement account or annuity described in Section 408(a) or (b) of the Code, an annuity plan or contract described in Section 403(a) or (b) of the Code, an eligible plan under Section 457(b) of the Code maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, or a qualified trust described in Section 401(a) of the Code that will accept a distributee’s eligible rollover distribution.

(iv)          “Eligible rollover distribution” means the distribution under the Plan of all or a portion of the balance to the credit of a distributee, other than: one or more distributions to be made during a taxable year of the distributee which in the aggregate are reasonably expected to be less than $200; a distribution that is one of a series of substantially equal periodic payments made not less frequently than annually for the life or life expectancy of the distributee or the joint lives or joint life expectancy of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; payments under an annuity contract made in or after the year in which the employee attains (or would, if living, have attained) age 70-1/2; the portion of any distribution that is required to be made under Section 401(a)(9) of the Code; and the portion of any distribution that is made upon the financial hardship before the Employee attains age 59-1/2 or separates from service with the Employer.

(b)           Notwithstanding any other provision of the Plan, a distributee may elect, in accordance with procedures established by the Administrator, that all or a portion of an eligible rollover distribution to be made to the distributee shall instead be distributed in a direct rollover.  If a portion but not all of an eligible rollover distribution is to be distributed in a direct rollover, such portion may not be less than $500.  In the case of an eligible rollover distribution not exceeding $500, any direct rollover must consist of the entire amount of the eligible rollover distribution.

(c)           (i)            Not less than 30 days before the date of a distribution to a distributee who is entitled to receive an eligible rollover distribution, the Administrator shall, in accordance with Section 402(f) of the Code, provide the distributee with a written explanation of the rules governing rollovers (including the right to make a direct rollover under subsection (b)), the special tax treatment available to lump sum distributions and the mandatory federal income tax withholding on any eligible rollover distribution for which no election is made under subsection (b).  No later than the date on which the information required by this paragraph is provided to a distributee, the Administrator shall notify the distributee that he or she is entitled to consider, for a period of at least 30 days following receipt of such information, whether or not to make an election under subsection (b).

(ii)           Notwithstanding paragraph (i), a direct rollover or distribution may be made less than 30 days after the distributee receives the information required by paragraph (i), if the distributee affirmatively elects to receive a distribution or to make a direct rollover under subsection (b).

9.6           Notice of Death, Retirement or Separation from Service.  Whenever benefits become payable under the Plan because of the death, Retirement or other separation from service of a Participant, the Administrator shall transmit to the Trustee a notice specifying the name and address of the Participant (including, if applicable, any designated or contingent Beneficiary) or Beneficiary who is entitled to receive benefits under the Plan and the medium of payment.

9.7           Obligation to Furnish Current Address; Missing Persons.  (a)  An individual for whom vested benefits are being held by the Trustee shall keep the Administrator notified of a current mailing address.  The Administrator and the Employer shall be discharged from any liability resulting from a failure to pay benefits if reasonable effort has been made to contact the individual at the last address on record.

(b)           If an individual entitled to benefits under the Plan cannot be located after diligent search and the whereabouts of such individual continues to be unknown until five years after the later of the Participant’s Normal Retirement Date or the date he actually retires, such benefits shall be forfeited and the amount thereof shall be disposed of in accordance with Section 8.6.  Such benefits shall be restored to the Participant or Beneficiary entitled thereto upon such individual’s claim therefor filed within the time prescribed by applicable law.

9.8           Mailing of Benefits.  Whenever the Trustee is directed to make payment or delivery of benefits in accordance with a notice of the Administrator, mailing a check in the appropriate amount to the person or persons entitled thereto at the address designated in such notice shall be adequate delivery by the Trustee for all purposes.

9.9           Minors and Incompetents.  If any benefit hereunder becomes payable to a minor, to an individual under a legal disability, or to an individual not judicially declared incompetent but who, by reason of illness or mental or physical disability, is, in the opinion of the Administrator, unable properly to administer such benefit, such benefit shall be paid to the legally appointed guardian or conservator of such individual, or to a relative or friend for the care and support of such individual, as selected by the Administrator, and the Trustee, the Administrator and the Employer shall not incur any liability therefor.

9.10         Meaning of Participant.  For purposes of this Article, the term “Participant” includes a Former Participant.

9.11         Reinvestment and Valuation of Account.

(a)           Reinvestment.  As soon as practicable after the earlier of a Participant’s  request for benefit payment or the receipt of notification of the Participant’s death, the portion of the Participant’s Accounts invested other than in the Vanguard Prime Money Market (the “Money Market Fund”), shall be liquidated and transferred on that day to the Money Market Fund.

(b)           Valuation.  For purposes of the distribution of a Participant’s benefits, a Participant’s Account shall be valued as follows:  Pursuant to subsection (a) above; all amounts in the Participant’s Account shall be invested in the Money Market Fund.  The share balance of the Participant’s Account invested in that Fund shall equal the number of shares credited to the Participant’s Account as of the Valuation Date immediately preceding the date of benefit payment, including any shares of that Fund purchased on that Valuation Date as a result of the reinvestment required by subsection (a) above.  The distribution value shall equal the share price as of the actual liquidation date multiplied by the number of shares.

ARTICLE 10

In Service Withdrawals, Distributions and Loans From Accounts

10.1         Refunds.  As provided in Section 5.3(c), the Administrator may direct the Trustee to distribute amounts as described in Section 5.3 as necessary to comply with the limitations on contributions set forth in Section 5.3.  As provided in Sections 4.1 and 4.2, the Administrator may direct the Trustee to distribute amounts from the Trust Fund in order to comply with the limitations set forth in such sections.

10.2         Withdrawals — General Rules.  In accordance with such procedures as the Administrator may establish from time to time, a Participant or Former Participant may withdraw all or a portion of the vested balance of his Accounts.  Withdrawals from Salary Deferral Contributions Accounts are subject to Sections 10.4.  Withdrawals from all other Accounts are subject to Section 10.3.  A Participant or Former Participant may not make more than three withdrawals in any Plan Year other than for financial hardship pursuant to Section 10.4

10.3         Withdrawals from Other Than Salary Deferral Contributions Accounts.  A Participant or Former Participant may withdraw all or a portion of the vested balance of his Accounts as set forth below, other than his Salary Deferral Contributions Account.  The order of withdrawal from the Participant’s Accounts shall be as follows:

(a)           First, from the Participant’s After-Tax Contributions Account and from the after-tax portion (if any) of the Participant’s Transfer Account (excluding income and appreciation on both) attributable to pre-1987 After-Tax Contributions or pre-1987 after-tax deposits to a plan from which the Participant transferred assets hereto;

(b)           Second, pro rata (i) from the Participant’s After-Tax Contributions Account and the after-tax portion (if any) of the Participant’s Transfer Account attributable to post-1986 After-Tax Contributions or post-1986 after —tax deposits to a plan from which the Participant transferred assets hereto and (ii) from the income and appreciation thereon;

(c)           Third, from the income and appreciation on the Participant’s pre-1987 After-Tax Contributions held in the Participant’s After-Tax Contributions Account and from the pre-1987 after-tax portion (if any) of the Participant’s Transfer Account;

(d)           Fourth, from the Participant’s vested Employer Matching Contribution Account and White Mountains Account; if the Participant will not have attained at least age 59 ½ by the date of the withdrawal, the amount withdrawable from his vested Employer Matching Contributions Account shall be limited to an amount which is not greater than the excess of the amount in that Account over the amount of Employer Matching Contributions credited to that Account within the two-year period preceding the date his request for withdrawal is received by the Administrator; if the Participant will have attained at least 59 ½ by the date of the withdrawal, the preceding limitation shall be inapplicable;

(e)           Fifth, from the Participant’s Rollover Account; and

(f)            Last, from the Participant’s Transfer Account (except to the extent any assets in the Transfer Account are attributable to the Participant’s pre-tax deposits under any plan from which the Participant transferred assets hereto).

A Participant who makes a withdrawal under this Section shall not incur any period of suspension of participation.

10.4         Distributions From Salary Deferral Contributions Account.  (a)  If the Administrator determines that a distribution from the Plan is needed by a Participant on account of financial hardship described in this section, and the Participant has obtained all other distributions and nontaxable loans then available under the Plan and under all other tax-qualified retirement plans maintained by the Affiliated Employers, the Administrator shall direct the Trustee to make a distribution to the Participant from his Salary Deferral Contributions Account (and/or an amount from his Transfer Account attributable to the Participant’s pre-tax deposits under any plans from which the Participant transferred assets hereto) of an amount not to exceed the vested balance held in such Account exclusive of any Trust income credited to such Account, after December 31, 1988.

(b)           For purposes of this section, a financial hardship shall exist only if the Administrator determines that the funds are needed by the Participant for or because of one or more of the following:

(i)            Expenses for medical care, as described in Section 213(d) of the Code, previously incurred by the Participant, the Participant’s spouse or any dependent of the Participant (as defined in Section 152 of the Code) or necessary for any such individual to obtain such medical care;

(ii)           Costs, other than mortgage payments, directly related to the purchase of a principal residence for the Participant;

(iii)          Payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, or the Participant’s spouse, child or dependent (as defined in Section 152 of the Code);

(iv)          Payments necessary to prevent the eviction of the Participant from the Participant’s principal residence or foreclosure on the mortgage on such residence; or

(v)           Funeral expenses of a family member; or

(vi)          Any other event deemed an immediate and heavy financial need by the Commissioner of the Internal Revenue Service in revenue rulings, notices and other documents of general applicability.

(c)           No distribution shall be permitted under this section to the extent that the distribution would exceed the amount of the financial need of the Participant, which need shall include amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution.

(d)           If a Participant receives a financial hardship distribution under this section, his right to authorize Salary Deferral Contributions and After Tax Contributions under the Plan and elective contributions under all other tax-qualified retirement plans and nonqualified plans of deferred compensation maintained by the Affiliated Employers shall be suspended for a period of 6 months after the receipt of such distribution, except that such suspension of contributions shall not apply to a health or welfare benefit plan, including one that is part of a cafeteria plan within the meaning of Section 125 of the Code.

(e)           If a Participant has attained age 59 1/2, he may withdraw the vested balance of his Salary Deferral Contributions Account (and the vested balance of his Transfer Account attributable to the Participant’s pre-tax deposits under any plans from which the Participant transferred assets hereto).  A Participant who makes a withdrawal under this subsection (e) may continue to make Salary Deferral Contributions and After-Tax Contributions and continue to receive Employer Matching Contributions after the withdrawal.

10.5         Distribution of Excess Deferrals.  (a)  No later than the March 1 following a Plan Year, a Participant or Former Participant may submit a written claim to the Administrator specifying the Participant’s or Former Participant’s excess deferral amount for such Plan Year.  Any such claim shall include a statement by the Participant or Former Participant that if the excess deferral amount is not distributed, the Participant’s or Former Participant’s elective amounts for such Plan Year under plans or arrangements described in Sections 401(k), 408(h) and 403(b) of the Code will exceed the limit imposed by Section 402(g) of the Code.

(b)           The amount specified by the Participant or Former Participant in such written claim, together with earnings or losses thereon for the Plan Year for which the Salary Deferral Contributions were made and for the period from the end of such Plan Year to the date of such distribution, or a date not more than seven days before the date of such distribution as directed by the Administrator, shall be distributed to the Participant or Former Participant no later than April 15 following the Administrator’s receipt of the written claim.

(c)           If any Employer Matching Contribution was allocated to the Participant’s or Former Participant’s Employer Matching Contributions Account with respect to an excess deferral amount distributed under this section, such Employer Matching Contribution, together with any earnings or losses allocable thereto, shall be forfeited and disposed of in accordance with Section 8.6.

(d)           For purposes of this section, “excess deferral amount” means the amount of any Salary Deferral Contributions that a Participant or Former Participant designates as attributable to the Plan under this section.

10.6         Loans to Participants.

(a)           Upon a Participant’s written application to the Administrator, the Administrator may, but shall in no case be required to, direct the Trustee to make a loan from the Trust, in an amount specified by the Administrator, to such Participant if the Participant agrees to sign the appropriate loan document and, in the Administrator’s reasonable belief, the Participant is capable of repaying the loan in accordance with its terms.

(b)           Each loan shall be subject to the following conditions:

(i)            The amount of all loans outstanding to a borrower, under the Plan and any other qualified plan maintained by an Affiliated Employer, shall not exceed the lesser of (A) 50% of the value of the vested portion of the borrower’s Accounts and his nonforfeitable accrued benefits under all such other qualified plans when the loan is made, or (B) $50,000, reduced by the excess, if any, of the highest outstanding balance of loans to the borrower under all such plans during the one-year period ending on the day before the day on which the loan is made over the outstanding balance of such loans.  For purposes hereof, the value of the vested portion of a borrower’s accounts shall be determined as of the date the borrower’s request for a loan is approved by the Administrator.

(ii)           No loan shall be made in an amount less than $500.

(iii)          The maximum number of loans that a Participant may have outstanding is two; provided that a Participant who has three loans outstanding as of December 31, 2001 shall be deemed in compliance with this sentence until such time as the third loan is repaid.

(iv)          Each Participant who receives a loan shall pay a loan processing and maintenance fee in such amount as may be established by the Administrator.

(v)           Each loan shall be repayable in substantially equal installments no less often than quarterly over a term not to exceed five years, except that a loan the proceeds of which are used to purchase a dwelling unit to be used (determined at the time the loan is made) as a principal residence of the Participant may, at the Administrator’s discretion, be for a longer term not to exceed twenty (20) years.  A loan shall in any event become due and payable in full when any amount becomes distributable as a benefit to the Participant following the Participant’s separation from service with the Affiliated Employers.  If so directed by the Administrator, the Participant’s payments of principal and interest shall be made in whole or in part by mandatory payroll deduction or withholding.  Effective December 12, 1994, loan repayments will be suspended under the Plan as permitted under Section 414(u)(4) of the Code.  Additionally, the

Administrator may suspend loan repayments for up to twelve months for any Participant who is on an unpaid leave of absence.

(vi)          Each loan shall be made against adequate collateral which shall be limited to the assignment of up to 50% of the borrower’s entire interest in the Trust Fund, supported by the borrower’s collateral promissory note for the amount of the loan, including interest, payable to the order of, and in form satisfactory to, the Trustee.  “Adequate collateral” means that amount of the Participant’s Accounts, the value of which the Administrator reasonably believes would be required as collateral in an otherwise identical transaction in an arm’s-length setting by any entity in the business of lending money.  The value of the collateral must be such that it can be reasonably anticipated that the Plan will not suffer a loss of principal or interest from making the loan.

(vii)         Each loan shall bear interest at a fixed rate which shall be equal to the prime lending rate, as reported by Reuters on the first business day of the month in which the loan is made plus one percentage point, or such other rate as the Administrator determines to be the prevailing rate charged for similar loans made under like circumstances by entities in the business of lending money.

(c)           Subject to the approval of the Administrator, the Participant shall determine whether and to what extent the loan proceeds shall be disbursed from any of the Accounts maintained for the Participant under the Plan.  For purposes of Section 12.3, any loan shall be deemed to constitute an investment option selected by the Participant in accordance with Section 12.3.  The Participant shall direct that an amount equal to the principal of such loan be transferred or withdrawn from his other investment options from which the loan proceeds shall be disbursed to the Participant.  All of the Participant’s payments of principal and interest shall be allocated exclusively to the Participant’s Accounts.

(d)           The Administrator may foreclose on the portion of a Participant’s Accounts pledged as security for a loan after a reasonable period of time has elapsed after the Administrator has sent a notice to the Participant stating that a default has occurred that must be remedied.  The Administrator shall so foreclose when it becomes reasonably clear to the Administrator that the Plan will experience a loss of principal or interest if there is a delay in foreclosing.  A default shall occur when the Participant fails to make any payment of principal or interest when due under the terms of the loan.  Notwithstanding any such default, the Participant’s indebtedness shall not be canceled or discharged, and the Participant’s note shall continue to be held by the Plan.  Such indebtedness shall be discharged and such note shall be distributed to the Participant whenever an event permitting distribution to the Participant under the terms of the Plan shall have occurred.

(e)           Subject to the foregoing provisions of this section, the Administrator shall from time to time establish the terms and conditions under which loans will be made (which terms and conditions are hereby incorporated into the Plan by reference).  In making determinations with regard to eligibility for loans, the Administrator may take into consideration the Participant’s financial need and factors considered in a normal commercial setting by entities in the business of lending money.  In making such determinations, the Administrator shall adopt and follow uniform and nondiscriminatory rules so that loans are available to all Participants on a reasonably equivalent basis.  The Administrator’s determination in all such matters shall be final and binding.

(f)            All loans which were rolled-over by an Eligible Employee who is a former employee of the Atlantic Mutual Insurance Company who became an Eligible Employee on April 1, 2004 as a result of the Employer’s acquisition of Atlantic Specialty Insurance Company, in accordance with the provisions of Section 4.4(d) of the Plan, will be subject to the terms of any loan documents which apply to the outstanding loan which was the subject of the rollover.

(g)           Notwithstanding anything contained in this Section 10.6 to the contrary, a Participant who was employed with the Contract Inspection Services division at the Employer may elect to roll-over any outstanding loan balance to the U.S. Laboratories, Inc. 401(k) Plan within 30 days of hire at OneCIS, and the terms of such loan will not be accelerated, and the loan will not be considered to be in default as a result of the Participants separation from service with the Employer.

10.7         Restrictions on Distributions From Salary Deferral Contributions Account.

Except as otherwise provided in this Article, no amounts credited to a Participant’s Salary Deferral Contributions Account (or the portion of his Transfer Account, if any, attributable to the Participant’s pre-tax deposits under any plans from which the Participant transferred assets hereto) may be withdrawn by or distributed to the Participant before the earliest of:

(a)                                  The Participant’s Retirement or death;

(b)                                 The Participant’s severance from employment with the Affiliated Employers;

(c)           The Participant’s attainment of age 59-1/2; or

(d)           The termination of the Plan without establishment of a successor plan.

ARTICLE 11

Administration of the Plan

11.1         Appointment of Administrator.  In the absence of any action by the Employer to appoint an Administrator, the Employer shall be the Administrator of the Plan.  The Employer may appoint one or more individuals, firms, corporations or other entities to be the Administrator of the Plan, and the Employer may, at any time and from time to time, remove such person(s) as Administrator, with or without cause.  Additionally, in lieu of the preceding, the Chief Executive Officer of the Employer may appoint a committee to be the Administrator, which committee shall consist of a Chairman and such additional members as the said officer shall from time to time determine.  Each member of the committee shall be appointed for such term as the appointing officer shall specify.  Any member of the committee may resign by delivering his written resignation to the said Chief Executive Officer and to the other members of the committee.  The said Chief Executive Officer may remove any member of the committee with or without cause by giving written notice to the member so removed and to the other members of the committee.  Any members of the committee who are Employees shall not receive Compensation with respect to their services for the committee.  The members of the committee shall be bonded in accordance with law, and the cost thereof shall be paid by the Employer.

The committee shall act by a majority vote.  A quorum to do business shall be at least half of those who are then members.  Any written instrument signed by a majority of the members of the committee or by any member of such committee who has been authorized to act on behalf of the committee shall have the same force and effect as a formal resolution adopted in open meeting.

Subject to the terms of this Plan, the committee may, in its discretion, set and change its rules for transacting business and administering the Plan.

11.2         Powers and Duties of Administrator; Administrator Not to Act in Discriminatory Manner.  (a)  The Administrator shall constitute the “named fiduciary” and the “administrator” with respect to the Plan as such terms are defined in ERISA, and in such capacities it shall have authority to control and manage the operation and administration of the Plan.  The Administrator shall have the powers and duties specified in the Plan, including the discretionary authority to interpret the provisions of the Plan and to determine all questions relating to eligibility for benefits hereunder.  Any such interpretation or determination adopted by the Administrator in good faith shall be binding upon the Employer and on all Participants, Former Participants and Beneficiaries.  The Administrator, in exercising its discretion shall do so in a uniform and nondiscriminatory manner, treating all individuals in similar circumstances alike.

(b)           The Administrator shall establish a funding method and policy consistent with the objectives of the Plan, and shall determine the Plan’s short-and long-term financial needs and communicate such requirements to the Trustee.  The Administrator shall also inform the Trustee as to the specific investment options available for investment under the Plan, including any discontinued or additional options and shall also inform the Trustee should investments under the Plan no longer be Participant directed.

(c)           The Administrator may employ such accountants, counsel, specialists and other persons as it deems necessary or desirable in connection with the administration of this Plan.  To the extent permitted by ERISA, the Administrator may delegate any of its fiduciary responsibilities or other duties or responsibilities to such persons as the Administrator deems appropriate.

(d)           The Administrator may correct any defect, supply any omission, reconcile any inconsistency, and adopt such rules and procedures with respect to the administration of this

Plan in such manner and to such extent as it may deem necessary and expedient to carry out the Plan.

(e)           The Administrator may remedy any inequity resulting from incorrect information received or communicated in good faith or as a result of an administrative or operational error.  Such remedial action may include taking such actions as may be required under any correction program established by the Internal Revenue Service, the Department of Labor or any other administrative agency, including the Employee Plans Compliance Resolution System of the Internal Revenue Service; reallocation of Plan assets; adjusting the amount of future payments to Participants, Former Participants, Beneficiaries or alternate payees; and the institution and prosecution of legal actions to recover benefit payments made in error.

11.3         Administrator to Keep Accurate Records.  The Administrator shall keep accurate records and minutes of its proceedings and actions with respect to the Plan.  It shall maintain, or cause to be maintained, accounts showing the operation and condition of the Trust Fund, and shall keep, or cause to be kept, in convenient form such data as may be necessary for the valuation of the assets and liabilities of the Plan.  The Administrator shall prepare or cause to be prepared and distributed to Employees, Participants, Former Participants and Beneficiaries and to be filed with the appropriate government agencies, as the case may be, all necessary descriptions, reports, information and data required by the Code, ERISA and any other applicable law.

11.4         Reliance on Specialists.  None of the Employer, its officers, directors and employees, the Administrator or the Trustee shall be responsible for any reports furnished by any specialist retained or employed by the Administrator but they shall be entitled to rely thereon as well as on certificates furnished by an accountant, and on all opinions of counsel.  The Employer, its officers, directors and employees, the Administrator and the Trustee shall be fully protected with respect to any action taken or suffered by them in good faith in reliance upon such specialist, accountant or counsel, and all actions taken or suffered in such reliance shall be conclusive upon each of them and upon all Employees, Participants, Former Participants, Beneficiaries and any other persons interested hereunder and under the Trust Agreement.

11.5         Compensation; Liability.  (a)              The Administrator shall be entitled to reimbursement for its reasonable expenses incurred hereunder.  Individuals serving as Administrator who are also full-time employees of the Employer shall not be compensated for their services as Administrator, except as their compensation as employees may be such compensation.  Other individuals or entities serving as Administrator shall be entitled to reasonable compensation for their services.

(b)           The Employer shall indemnify the Administrator who is also a full-time employee of the Employer against all liability occasioned by any act or omission to act, provided that the Administrator acted in good faith.  The Employer shall be entitled to defend or maintain, either in its own name or in the name of the Administrator or any member thereof, any suit or litigation arising hereunder with respect to the Administrator or any member thereof, and may act as counsel or employ its own counsel for such purpose.  Except as may be required by ERISA, no bond or other security shall be required of the Administrator for the faithful performance of its duties hereunder.

11.6         Claims Procedure.

(a)           Any Participant, surviving spouse, Beneficiary or authorized representative of a Participant, surviving spouse, or Beneficiary (the “claimant”) may file a written claim for a Plan benefit with the Employer’s Human Resources Department.  Written notice of the disposition of the claim shall be furnished to the claimant within 90 days after the claim is filed unless the Administrator needs additional time to process the claim.  In such case, the Administrator shall notify the claimant in writing, and shall indicate the special circumstances requiring an extension of time and the date by which the Administrator expects to render the determination.  The additional time needed to review the claim may not exceed 90 days from the date the initial 90 day review period ends.

In the case of a claim for disability benefits, the Administrator shall notify the claimant of its determination within a reasonable period of time not to exceed 45 days after the claim is filed.  This period may be extended once for an additional 30 days if the Administrator determines that additional time is needed due to matters beyond its control, and notifies the claimant before the end of the initial 45-day period of the circumstances requiring the extension, and the date by which it expects to make a decision.  An additional 30 day extension is available if the Administrator determines that due to circumstances beyond its control a determination cannot be made, and it notifies the claimant before the end of the first extension period of the circumstances necessitating the second extension and when the claimant can expect a determination.  Notices of extension under this paragraph must explain (i) the standards used to determine entitlement to benefits, (ii) the unresolved issues that prevent a determination, and (iii) any additional information needed to make a determination.  The claimant shall have at least 45 days from receipt of the notice to provide the requested information.

If the claim is denied, the Administrator’s written notice to the claimant shall contain the following information in a manner clearly understood by the claimant:

(i)            The specific reasons for the denial;

(ii)           Specific reference to pertinent Plan provisions on which the denial is based;

(iii)          A description of any additional material or information that the claimant needs to provide to perfect the claim, and an explanation of why the requested material or information is necessary;

(iv)          A description of the Plan’s review procedures and the time limits that apply to such procedures and a statement that the claimant has the right to bring an action under ERISA Section 502(a) following an adverse benefit determination on review as described in (b) below;

(v)           In the case of disability benefits:

(1)           If an internal rule, guideline, or protocol was used to deny a claim, a statement that a copy of such rule, guideline or protocol that was used to deny the claim is available free of charge and upon request; and

(2)           If the denial is based on medical necessity or experimental treatment or similar exclusion or limit, a statement that an explanation shall be available free of charge and upon request.

(b)           Any claimant who has been denied a benefit by a decision of the Administrator pursuant to (a) above shall have 60 days from receipt of the written notification provided for in (a) above to appeal the adverse benefit determination.  On appeal, the Administrator will provide:

(i)            Claimants the opportunity to submit written comments, documents, records, and other information related to the claim;

(ii)           That a claimant may obtain, upon request and free of charge, reasonable access to all documents, records, and other information related to the claim; and

(iii)          For a review that takes into account all comments, documents, records, and other information submitted by the claimant with respect to the claim regardless of whether such information was submitted or considered in the initial determination.

If the denied benefit was a disability benefit, a claimant may appeal a determination within 180 days following receipt of an adverse determination.  The review will be conducted by a Plan fiduciary who did not make the initial adverse determination or is a subordinate of the individual who rendered the initial adverse determination.  The review shall not take into account the initial adverse determination.  In the event that the denial was based in whole or in part on medical judgment, including determinations with respect to a particular treatment , drug, or other item that is experimental, investigational, or not medically necessary or appropriate, the Administrator shall consult with a health care professional who has the appropriate training and experience to provide a medical judgment.  Such health care professional may not have been involved in the original determination or be the subordinate of an individual involved in the original determination.  The Administrator shall provide the identification of the medical or vocational experts consulted with respect to an adverse determination even if the advice was not relied upon in the determination.

If the Administrator denies a claim in whole or in part on review, then the claimant must be notified within 60 days after the claimant files a request for a review of the initial adverse benefit determination unless the Administrator needs additional time to process the review.  In such case, the Administrator shall notify the claimant in writing, and shall indicate the special circumstances requiring an extension of time and the date by which the Administrator expects to render the benefit determination.  The additional time needed to review the claim may not exceed 60 days from the date the initial 60-day review period ends.  If the claim is for disability benefits, “60 days” shall be replaced by “45 days” everywhere “60 days” appears in this paragraph.

If the Administrator holds regular meetings at least quarterly, then a benefit determination must be made no later than the date of the meeting immediately following the request for review if the request is filed 30 or more days prior to the meeting.  If a request is filed within 30 days prior to the meeting, then the determination must be made by the date of the second meeting after the Administrator receives the request for review.  If special circumstances apply that require an extension of time, then the determination may be made by the third meeting following receipt of the request for review.  In such a case, the Administrator must, before the extension period begins, provide the claimant with written notice of the extension, a description of the special circumstances and the date by which the benefit determination is expected to be made.  The Administrator must notify the claimant of the determination no later than five days after the determination is made.

The Administrator shall notify the claimant in writing of its benefit determination.  In the event of an adverse determination, the notice shall contain the following information in a manner clearly understood by the claimant:

(i)            The specific reasons for the denial;

(ii)           Specific reference to pertinent Plan provisions on which the denial is based;

(iii)          A statement that the claimant may receive free of charge and upon request, reasonable access to and copies of all documents, records and any other additional material or information relevant to the claim for benefits;

(iv)          A statement describing any voluntary appeal procedures under the Plan and the claimant’s right to information about the procedures and a statement that the claimant has the right to bring an action under ERISA Section 502(a); and

(v)           In the case of disability benefits:

(1)           If an internal rule, guideline, or protocol was used to deny a claim, a statement that a copy of such rule, guideline or protocol that was used to deny the claim is available free of charge and upon request;

(2)           If the denial is based on medical necessity or experimental treatment or similar exclusion or limit, a statement that an explanation shall be available free of charge and upon request; and

(3)           The following statement:  “You and your plan may have other voluntary alternative dispute resolution options, such as mediation.  One way to find out what may be available is to contact your local U.S. Department of Labor Office and your State insurance regulatory agency.”

(c)           If a decision is not rendered by the Administrator within the time periods prescribed above, such claim shall be deemed denied.

(d)           It is intended that the claims procedure of this Plan be administered in accordance with the claims procedure regulations of the Department of Labor set forth in 29 CFR §2560.503-1.

ARTICLE 12

Trustee; Participant-Directed Investments

12.1         Trust Agreement.  The Employer and the Trustee shall enter into a Trust Agreement establishing the Trust Fund and prescribing the powers, duties, obligations and functions of the Trustee with respect to the Trust Fund.  Such Trust Agreement, as in effect from time to time, is hereby incorporated into and made a part of this Plan.

12.2         Investment of Trust Fund.  Except as provided in Section 12.3, the Trustee shall invest and reinvest the assets of the Trust Fund in its discretion in accordance with all applicable rules, regulations and requirements, including, among others, the prudence and diversification requirements of ERISA.  The Trust Agreement may provide for investment of all or any part of the Trust Fund in a common or collective trust and for the appointment by the Trustee of a corporation or trust company as trustee or managing agent of that portion of the Trust Fund to be so invested; during such time as any part or all of the Trust Fund is so invested, such common or collective trust shall constitute a part of this Plan.

12.3         Participant-Directed Investments.  (a)  To the extent directed by the Administrator, the Trustee shall invest the assets of the Trust Fund allocable to each Participant’s Account solely in accordance with the investment instructions of the Participant.

(b)           To the extent permitted by the Administrator and in accordance with the rules of Section 404(c) of ERISA, each Participant shall have the authority and responsibility to direct the Administrator as to the investment of assets in his Accounts from time to time.  The Administrator is the fiduciary designated under the Plan for receiving investment instructions from Participants and, upon the request of any Participant who has provided an investment instruction under this section, shall provide a written confirmation of the investment instruction to such Participant.  In the absence of investment instructions by a Participant, an Account shall be invested in the primary investment fund described in subsection (e).

Anything contained in this Section 12.3 to the contrary notwithstanding, for the period beginning August 27, 2001 and ending December 31, 2002, 50% of Employer Matching

Contributions made pursuant to Section 4.1 shall be invested in the White Mountains Stock Fund.

(c)           The Administrator shall from time to time specify investment options which, subject to subsection (d), shall be available for the investment of amounts allocated to a Participant’s Account.  Such investment options may include: (i) regulated investment companies, within the meaning of Section 851(a) of the Code, including closed-end investment companies and open-end mutual funds; (ii) bank collective investment funds for employee retirement plans; (iii) insurance company group or individual annuity contracts; (iv) a bank account; (v) a separate brokerage or agency account subject to the Participant’s direction and control; (vi) individual life insurance policies; and (vii) any other investment media authorized by the Administrator for the investment of Accounts.

Notwithstanding anything contained herein to the contrary, the investment options under the Plan shall include the White Mountains Stock Fund and, on and after the IPO Date, the OneBeacon Stock Fund.

(d)           In connection with the designation of investment options, the Administrator may establish a schedule of fees or charges payable by an Account for the use of any one or more of the investment options, which fees or charges shall be the amounts reasonably estimated by the Administrator as required to defray the expenses incurred by the Trust Fund to maintain the investment option or options.  Any such fees or charges shall be determined and payable on a uniform and nondiscriminatory basis by every Account selecting the particular investment option.

(e)           The Administrator may from time to time designate one of the available investment options as the “primary investment fund”.  Such primary investment fund shall be as determined from time to time by the Administrator and as communicated to Participants.

(f)            If the Administrator discontinues the availability of any previously offered investment option, it shall give notice of such action to Participants.  The Administrator shall determine whether or to what extent investments therein may be continued or must be liquidated and transferred to one or more of the other available investment options.

(g)           To the extent permitted by the Administrator and subject to such reasonable and nondiscriminatory rules and procedures as the Administrator or the Trustee may adopt from time to time, each Participant may direct the investment of his Accounts in any one or more of the available investment options, except that a Participant may not direct any of the following investments:  (i) stock or securities of the Employer other than investment in the White Mountains Stock Fund, and, on and after the IPO Date, the OneBeacon Stock Fund, or any other investment that may inure to the direct or indirect benefit of any Employer, or any of its officers, directors, shareholders or employees, other than the Participant; (ii) any investment that would constitute a “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code; (iii) any investment that would constitute a direct or indirect distribution of benefits or transfer to or for the benefit of the Participant; (iv) any investment that would result in the realization by the Trust Fund of unrelated business taxable income as defined in Section 512 of the Code; or (v) any investment in a collectible within the meaning of Section 408(m) of the Code.

(h)           To the extent permitted by the Administrator, each Participant may control and alter the investment of his Accounts within the limits set forth in this section.  All directions from a Participant with respect to the investment of his Accounts shall be given by the Participant in such manner as the Administrator shall require or permit from time to time.  Any costs actually incurred by the Trustee with respect to the acquisition of assets pursuant to a Participant’s election of available investment options (including, without limitation, brokerage commissions, redemption fees, account maintenance charges, investment management fees and taxes) shall be charged to the Participant’s Accounts.  In the event that a transfer between investment options is effected without the actual sale of shares of a regulated investment company or liquidation to cash of any other investments, the amount deemed transferred from the investment option shall be the bid or redemption price, whichever is higher, of the investment company shares that the Participant directed be transferred or the fair market value of other investments, as determined by the Administrator, as of the date on or as of which the transfer occurs.

(i)            As promptly as possible after receipt of each contribution by or on behalf of a Participant, the Trustee shall invest such contribution in the investment option or options selected by the Participant.  In the absence of an effective written, electronic or telephonic election by a Participant, the Trustee shall take such action as it deems appropriate, including, without limitation, investment in the investment option described in subsection (e) (or if there is no such investment option, in the available investment option providing for maximum safety of principal) or retention of such contribution uninvested pending receipt of an effective election from the Participant.  If investment of a contribution or transfer from one investment option to another on behalf of a Participant in accordance with the Participant’s election is delayed or rendered impossible because the investment option elected by the Participant is not readily available in the ordinary course of business, the Trustee shall invest such contribution or transferred amount in the investment option described in subsection (e) (or if there is no such investment option, in the available investment option providing for maximum safety of principal) until such time as investment in the appropriate investment options(s) can be made.

(j)            To the extent the Plan satisfies the requirements of Section 404(c) of ERISA, the Employer, the Administrator and the Trustee, and any officer, director, shareholder, partner, employee or agent of any of them, shall not have any liability or responsibility for any loss or expense to a Participant’s Account resulting from any investment made in accordance with the directions of the Participant under this section.

(k)           For purposes of this section, the term “Participant” includes a Former Participant and, following the death of a Participant or Former Participant, the Beneficiary or Beneficiaries of either.

12.4         Allocation of Trust Income.  (a)  As of the last day of each Plan Year, and as of such additional dates during each Plan Year as the Administrator may direct, income, gains, losses and expenses of the Trust Fund shall be allocated to the Accounts of Participants in the proportion that the balance of each such Account bears to the total balances of all Accounts on the last date as of which such amounts were allocated, taking into account any refunds, withdrawals or distributions from such Account since such date.

(b)           Notwithstanding subsection (a), to the extent that a Participant, Former Participant or Beneficiary directs the investment of his Account(s) under Section 12.3, income, gains, losses and expenses of the Trust Fund attributable to such Account(s) shall be allocated solely to such Account(s).

12.5         Trustee’s Accounts.  The assets of the Trust Fund shall be valued at their fair market value annually by the Trustee as of the last day of each Plan Year, or such other date as may be designated by the Administrator, and the values reported to the Employer and the Administrator, together with a statement of receipts and disbursements for the Plan Year and such other information regarding the Trust Fund as the Employer may request.

12.6         Trustee’s Records.  The Trustee shall keep and maintain records under the direction of the Administrator which shall accurately disclose at all times the state of the Trust Fund.

12.7         Trustee’s Liability.  The Trustee shall not be responsible for the validity of the Plan or Trust Agreement or for the adequacy of the Trust Fund to meet its obligations hereunder, but shall be accountable only for funds paid to it under the Trust Agreement.

12.8         Trustee’s Compensation and Expenses.  The Trustee shall be entitled to reimbursement for its reasonable expenses incurred hereunder.  An individual serving as Trustee who is also a full-time employee of the Employer shall not be compensated for his services as Trustee, except as his compensation as an employee of the Employer may be such compensation.  Other individuals and any corporation or trust company serving as Trustee shall be entitled to compensation for its services in such amount as the Employer and such Trustee may agree upon from time to time.  Such reimbursement or compensation due a Trustee, if not paid by the Employer, shall constitute a charge upon the Trust Fund.  The Trustee shall be entitled to indemnification from the Employer only if and to the extent so provided in the Trust Agreement.

12.9         Voting Rights with Respect to White Mountains Stock and OneBeacon Stock.  Each Participant (or Beneficiary of a deceased Participant) shall be entitled to instruct the Trust with respect to voting and/or giving proxies to vote the number of shares, including fractional shares, of White Mountains Stock in the White Mountains Stock Fund allocated to the Participant’s (or Beneficiary’s) Account, and, on and after the IPO Date, the number of shares, including fractional shares, of OneBeacon Stock in the OneBeacon Stock Fund allocated to the Participant’s (or Beneficary’s) Account, on the applicable record date with respect to any corporate matter which involves the voting of such shares.  With respect to the voting of shares of White Mountains Stock in the White Mountains Stock Fund, and, on and after the IPO Date, shares of OneBeacon Stock in the OneBeacon Stock Fund, the following additional provisions shall apply:

(a)           Effect of Directions Received from Participants on General Corporate Matters.  The Trustee shall designate an individual (the “Trustee’s Designee”), other than an officer, director or employee of the Employer or any other Affiliated Employer, to receive all voting directions from Participants (or Beneficiaries).  The Trustee’s Designee shall convey the totals of such voting directions to the Trustee, but the manner in which each individual Participant (or Beneficiary) instructs the Trustee with respect to voting and/or giving proxies to vote shall be held by the Trustee’s Designee in confidence and shall not be divulged or released to any person, including officers or employees of the Employer or any other Affiliated Employer.  Unless otherwise required by applicable law —

(i)            The Trustee shall vote or give proxies to vote such shares of White Mountains Stock held in the White Mountains Stock Fund and, on and after the IPO Date, shares of OneBeacon Stock held in the OneBeacon Stock Fund, as directed by the Participants (or Beneficiaries); and

(ii)           Shares of White Mountains Stock in the White Mountains Stock Fund, and, on and after the IPO Date, shares of OneBeacon Stock in the OneBeacon Stock Fund, on the applicable record date for which instructions from the Participants (or Beneficiaries) are not timely received shall be voted (or proxies shall be given) by the Trustee in the same proportions as the Trustee votes or gives proxies in accordance with directions of Participants or Beneficiaries;

provided that if shares are not voted (and proxies given) pursuant to (i) and (ii), above, then the Trustee shall vote such shares (and give such proxies) in the Trustee’s discretion in accordance with the principles of Section 404(a) of ERISA

(b)           Proxy Statements and Form for Voting Instructions.  The Administrator shall furnish to each Participant (or Beneficiary) entitled under Section 12.9(a) to instruct the Trustee with respect to voting or giving proxies to vote those shares of White Mountains Stock in the White Mountains Stock Fund, and, on and after the IPO Date, those shares of OneBeacon Stock in the OneBeacon Stock Fund, allocated to Participant’s (or Beneficiaries) Account a copy of any proxy statement and/or other information, if any, furnished to the shareholders of WMIG and, on and after the IPO Date, shareholders of OneBeacon Insurance Group, Ltd.  In connection with each such proxy statement and other information, if any, the Employer shall also furnish each Participant (or Beneficiary) with a form on which to give voting instructions to the Trustee, the name of the Trustee’s Designee to receive voting directions, the address to which instructions should be mailed, and a statement of the number of shares of White Mountains Stock and, on and after the IPO Date, OneBeacon Stock, which the Participant or Beneficiary is entitled to direct the Trustee to vote or give proxies to vote.

(c)           Rights on Tender or Exchange Offer.  Each present or former participant (or, in the event of a Participant’s death, his Beneficiary) shall have the right, to the extent of the number of shares of White Mountains Stock and, on and after the IPO Date, OneBeacon Stock, allocated to his Account, to instruct the Trustee in writing as to the manner in which to respond to a tender or exchange offer with respect to such shares of White Mountains Stock and, on and after the IPO Date, OneBeacon Stock.  The Employer shall use its best efforts to distribute or cause to be distributed in a timely manner to each present or former Participant (or Beneficiary thereof) such information as will be distributed to stockholders of WMIG and, on and after the IPO Date, shareholders of OneBeacon Insurance Group, Ltd., in connection with any such tender offer or exchange offer.  Upon timely receipt of such instructions, the Trustee shall respond as instructed with respect to such shares of White Mountains Stock and, on and after the IPO Date, OneBeacon Stock.  The instructions received by the Trustee from Participants shall be held by the Trustee in confidence and shall not be divulged or released to any person, including officers or employees of the Employer or any Affiliated Employer.  If the Trustee does not receive timely instruction from a Participant (or Beneficiary) as to the manner in which to respond to such a tender or exchange offer, such Participant (or Beneficiary) shall be deemed to have instructed the Trustee not to tender or exchange the shares of White Mountains Stock and, on and after the IPO Date, OneBeacon Stock, allocated to his Account, and the Trustee shall not tender or exchange any such shares.

If pursuant to instructions from any Participant or Beneficiary (each in this Section 12.9(c) being referred to as a “Tendering Participant”) given pursuant to this Section 12.9(c), the Trustee tenders shares of White Mountains Stock or, on and after the IPO Date, OneBeacon Stock, in the Tendering Participant’s Account, and receives cash for these shares, the portion of the Tendering Participant’s Account, if any, invested in the White Mountains Stock Fund and, on and after the IPO Date, OneBeacon Stock, shall be reduced by the number of shares in the White Mountains Stock Fund and, on and after the IPO Date, the OneBeacon Stock Fund, as applicable, portion of his Account which were sold, and the proceeds of the sale if they consist of cash shall be invested in any one or more of the other available investment options as directed by the Tendering Participant.  If the Trustee receives property other than cash for any tendered shares of White Mountains Stock, and, on and after the IPO Date, OneBeacon Stock, the portion of the Tendering Participant’s Account, if any, invested in the White Mountains Stock Fund shall be reduced by the number of shares in the White Mountains Stock Fund and, on and after the IPO Date, the OneBeacon Stock Fund, as applicable, portion of his Account which were sold, the property received shall be retained in a separate fund within the Trust pending a decision by the Trustee as to its disposition, and the Tendering Participant shall be credited with his allocable share of such separate fund.

(d)           Confidentiality.  The Trustees shall not reveal or release to the Employer, any affiliated company, or their officers, directors, employees, or representatives any individual Participant’s or Beneficiary’s voting directions.  If some but not all White Mountains Stock and, on and after the IPO Date, OneBeacon Stock, is sold, exchanged, or transferred pursuant to an offer, the Employer, with the Trustees’ cooperation, shall take such action as is necessary to maintain the confidentiality of Participant and Beneficiary records including, without limitation, establishment of security systems and procedures which restrict access to Participant and Beneficiary records and retention of an independent agent to maintain such records.  If an independent record-keeping agent is retained, such agent must agree, as a condition of its retention by the Employer or the Trustees, not to disclose the composition of any affected Participant or Beneficiary account to the Employer, any affiliated company, or its officers, directors, employees, or representatives; provided, that at such time as the Trustees shall determine that such record-keeping duties may be returned to the Employer without breaching the confidentiality of a Participant’s or Beneficiary’s directions as to such offer, then the record-keeping duties may be returned to the Employer, but in no event shall this return be sooner than one year after such sale, exchange, or transfer.

Notwithstanding the foregoing, the Trustees may inform the Employer or other party soliciting proxies or consents, at their request, of the approximate number of shares of White Mountains Stock and, on and after the IPO Date, OneBeacon Stock, for which voting directions have been received as of a given point in time and the manner in which such shares are required to be voted in the aggregate when the votes are cast by the Trustees.

ARTICLE 13

Amendment and Termination

13.1         Permanence of Plan.  The Employer has established the Plan with the bona fide intention and expectation that it will be able to make contributions indefinitely, but the Employer shall be under no obligation or liability whatsoever to maintain the Plan (or the Trust) for any given length of time.

13.2         Right to Amend or Terminate.  (a)  The Chief Executive Officer of the Employer, or an officer designated by him (hereinafter referred to as the “Designated Officer”), may approve and execute changes of a technical nature to the Plan which do not materially affect the substance thereof and which, in the opinion of the Chief Executive Officer or the Designated Officer, are necessary and desirable.  In addition, the Chief Executive Officer, or the Designated Officer may approve and execute any amendment to the Plan that may be necessary to conform the Plan to the requirements of the District Director of Internal Revenue, of any law or regulation to which the Plan is subject.  The Employer reserves the right at any time and from time to time to amend the Plan by resolution of the Board, and to terminate the Plan or the Trust by delivering to the Trustee a copy of a notice of termination executed by an officer of the Employer duly authorized by the Board.  Notwithstanding the preceding sentence, the Employer, the Chief Executive Officer and the Designated Officer shall have no power to amend or terminate the Plan or to terminate the Trust in such manner as would:

(i)            increase the duties or liabilities of the Trustee without the written consent of the Trustee;

(ii)           cause or permit any of the Trust assets to be diverted to purposes other than for the exclusive benefit of the Participants, Former Participants or their Beneficiaries;

(iii)          cause any reduction in the amount theretofore credited to any Participant, Former Participant or Beneficiary or, except as permitted by Regulations, deprive any such person of any benefit distribution option theretofore accrued and available;

(iv)          deprive any Participant, Former Participant or Beneficiary of any optional time or, except as permitted under subsection (c), form of benefit payment with respect to amounts accrued prior to the effective date of such amendment; or

(v)           cause or permit any portion of the Trust Fund to revert to or become the property of the Employer, except as provided in this Article or Section 14.1.

(b)           If the Employer adopts an amendment changing the vesting provisions of the Plan, or any other amendment that directly or indirectly affects the computation of the vested percentage of any Account, a Participant or Former Participant who has at least three Years of Service may elect to have his vested percentage determined in accordance with the vesting schedule in effect immediately before the effective date of the amendment, unless the individual’s vested percentage under the Plan as amended cannot at any time be less than such percentage determined without regard to such amendment.  Such election shall be made in writing and be filed with the Administrator by the latest of (i) 60 days after the amendment is adopted, (ii) 60 days after the amendment becomes effective, or (iii) 60 days after written notice of the amendment is issued to the Participant or Former Participant by the Administrator.  The Participant or Former Participant must have completed the required three years by the latest date on which an election may be filed hereunder.  A Participant or Former Participant’s vested percentage shall not be less than the percentage to which he would have been entitled in the event of separation from service immediately before the date on which such amendment is adopted or the effective date of such amendment, whichever is later.

(c)           The Employer may amend the Plan to eliminate or restrict the ability of a Participant to receive payment of his Account under a particular optional form of benefit, provided the amendment satisfies the following conditions:

(i)            The amendment provides a single-sum distribution form that is otherwise identical to the optional form of benefit eliminated or restricted.  For purposes of this paragraph, a single-sum distribution form is otherwise identical only if it is identical in all respects to the eliminated or restricted optional form of benefit (or would be identical except that it provides greater rights to the participant) except with respect to the timing of payment after commencement.

(ii)           The amendment shall not apply to any distribution earlier than the earlier of: (A) the 90th day after the date the Participant receiving the distribution has been furnished a summary that reflects the amendment and that satisfies the ERISA requirements at 29 CFR 2520.104b-3 (relating to a summary of material modifications) or (B) the first day of the second Plan Year following the Plan Year in which the amendment is adopted.

13.3         Termination of Plan or Plan and Trust.  (a)  Both the Plan and the Trust shall automatically terminate upon the bankruptcy or dissolution of the Employer without continuation of the business of the Employer by a successor proprietorship, partnership or corporation that assumes the obligations of the Employer hereunder. The Plan and, if so directed by the Employer, the Trust shall terminate upon delivery to the Trustee of a notice of termination executed on behalf of the Employer by an officer specifying the date as of which the Plan, or the Plan and the Trust, shall terminate.

(b)           A successor to the business of the Employer may continue the Plan and Trust by executing appropriate supplementary instruments, and such successor shall thereupon succeed to all of the rights, powers and duties of the Employer hereunder.  A successor to the business of a Participating Employer may, with the consent of the Sponsor, continue the Plan and Trust by executing appropriate supplementary instruments, and such successor shall thereupon succeed to all of the rights, powers and duties of the Participating Employer hereunder.  The employment of any Employee who has continued in the employ of any such successor shall not be deemed to have been terminated or severed for any purpose hereunder if any such supplementary instrument so provides.

13.4         Vesting on Termination or Partial Termination of Plan.  Notwithstanding any other provision of the Plan, upon the termination or partial termination of the Plan (irrespective of whether the Trust is terminated), the rights of each Participant or Former Participant, or in the case of a partial termination, the rights of each Participant or Former Participant affected by such partial termination, and each Beneficiary, to benefits accrued to the date of such termination or partial termination, to the extent then funded, shall become nonforfeitable.

13.5         Liquidation of Trust.  (a)  In the event of the termination of the Plan, the Employer shall direct the Trustee:

(i)            to reduce to cash all or part of the Trust Fund, as the Employer may deem appropriate;

(ii)           to pay the liabilities, if any, of the Trust;

(iii)          to value the remaining assets of the Trust as of the date of termination; and

(iv)          to allocate any previously unallocated assets and adjust the Account balances as provided in Article 5.

(b)           In the event the Trust is also terminated, the Employer shall also direct the Trustee to distribute the assets of the Trust in cash or in kind, or partly in cash and partly in kind to the persons having an interest in the Trust in proportion to the amounts standing to the credit of their respective Accounts as of the termination date.

In the case of any distributee described herein at the time of distribution upon termination of the Plan or Trust whose whereabouts are unknown, the Administrator shall notify such individual at the last known address by certified mail with return receipt requested advising such individual of the right to such a benefit.  If the distributee cannot be located in this manner, the Trustee shall establish a savings account for the individual’s benefit in which the individual’s Account balance shall be deposited.  Upon the distribution of all Plan assets, the Trustee shall be discharged from all obligations under the Plan and Trust, and no Participant or Beneficiary shall have any further rights or claims thereunder.

If the Trust is not terminated, the Employer shall so notify the Trustee and the Trustee shall continue to administer the Trust Fund as provided in the Plan and the Trust Agreement.

13.6         Merger or Consolidation of Plan.  The Plan shall not merge or consolidate with another plan or transfer assets and liabilities to another trust, unless each Participant is, in the event of plan termination immediately after the merger, consolidation or transfer, entitled to a benefit at least equal to the benefit such Participant would have been entitled to receive if the Plan had terminated immediately before such merger, consolidation or transfer.  In any transaction described in the preceding sentence, the Trust Fund shall be allocated in accordance with Section 414(l) of the Code.

ARTICLE 14

Exclusive Benefit; Expenses; Spendthrift Provision

14.1         Exclusive Benefit.  (a) Except as otherwise provided in this Article, the assets of the Plan shall never be paid or revert to the Employer, or be used for any purpose other than the exclusive purpose of providing benefits to Participants, Former Participants or their Beneficiaries and defraying the reasonable expenses of administering the Plan.

(b)           If the Administrator determines that the Employer has contributed any amount to the Trustee by reason of a mistake of fact, the Administrator may direct the Trustee in writing to return to the Employer, within one year after the payment of the contribution, the lesser of the amount actually contributed by such mistake of fact or its then current value.

(c)           All contributions hereunder are made on the condition that the Plan and the Trust initially qualify under Sections 401(a) and 501 of the Code.  If the Internal Revenue Service determines that the Plan and Trust do not initially qualify, the Administrator, upon the written request of the Employer, shall direct the Trustee to return to the Employer the then current value of any Employer contributions within one year following the denial of initial qualification.

(d)           All contributions hereunder other than After-Tax Contributions are made on the condition that they are deductible under Section 404 of the Code.  If the Internal Revenue Service determines that any portion of the Employer’s contribution for a Plan Year is not deductible, the Administrator, upon the written request of the Employer, shall direct the Trustee to return to the Employer the lesser of such disallowed portion or its then current value within one year following the disallowance of the deduction.

14.2         Expenses.  All expenses incurred in establishing and operating the Plan, including, but not limited to, legal fees, brokerage commissions, administrative expenses and Trustee’s expenses, shall be paid by the Trustee from the Trust Fund to the extent permitted under Sections 403(c)(1) and 404(a)(1)(A) of ERISA, unless paid by the Employer.  In accordance with Prohibited Transaction Class Exemption 80-26, the Employer may advance to the Trustee amounts necessary to pay the ordinary operating expenses of the Plan or may pay such expenses itself, and in either event the Employer shall be entitled to be reimbursed by the Trustee for such advances or payments.

14.3         Prohibition on Assignment or Alienation.  The beneficial interest in the Trust of a Participant, Former Participant or Beneficiary shall not be assignable or subject to attachment or receivership, nor shall it pass to any trustee in bankruptcy or be reached or applied by any legal process for the payment of any obligation of the Participant, Former Participant or Beneficiary

14.4         Qualified Domestic Relations Order.  (a)  Section 14.3 shall not apply to a qualified domestic relations order.  The Administrator shall abide by the terms of any qualified domestic relations order.  A “qualified domestic relations order” means any judgment, decree or order (including approval of a property settlement agreement) that creates or recognizes the existence of an alternate payee’s right to receive all or a portion of the benefits payable to a Participant hereunder pursuant to a state’s domestic relations law relating to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of the Participant, which specifically states:

(i)            The name and last known mailing address of the Participant and of each alternate payee covered by such order;

(ii)           The amount or percentage of the Participant’s benefits to be paid by the Plan to each alternate payee or the manner in which such amount or percentage is to be determined;

(iii)          The number of payments or the period to which such order applies; and

(iv)          The name of each plan to which such order applies.

(b)           The Administrator shall establish reasonable written procedures to determine the qualified status of domestic relations orders and to administer distributions made thereunder consistent with the following:

(i)            The Administrator shall promptly notify the Participant and any named alternate payee of the receipt of a domestic relations order and the procedures used for determining whether such order is qualified under Section 414(p) of the Code.

(ii)           The Administrator shall, within a reasonable time following receipt, determine whether such order is qualified and notify the Participant and each alternate payee of such determination.

(iii)          During the period beginning upon receipt of the order and ending on the earlier of the date of determination of its qualified status or the expiration of 18 months, the Administrator shall separately account for the amounts which will be payable to the alternate payee if the domestic relations order is determined to be qualified.

(iv)          If, within 18 months of receipt, the order is determined to be qualified, the Administrator shall pay the amounts described in paragraph (iii) to the alternate payee pursuant to the terms of the order.  If, within 18 months of receipt, the order is determined not to be qualified, or the order’s status is unresolved, the Administrator shall pay the amounts described in paragraph (iii) to the person or persons entitled to such amounts under the terms of the Plan as if no order had been received.

(v)           A determination that a domestic relations order is qualified made later than 18 months after the receipt of such order shall only operate prospectively.

(c)           Payments made under this section shall completely discharge the Plan of its obligations with respect to the Participant and each alternate payee to the extent of any such payments.

(d)           To the extent authorized by a qualified domestic relations order, a distribution under the Plan may be made to an alternate payee before the Participant whose benefits are subject to such order attains the earliest retirement age (as defined in Section 414(p)(4)(B) of the Code), provided that the alternate payee consents to such distribution if the amount payable to the alternate payee exceeds $5,000 ($1,000 on and after March 28, 2005).

14.5         Offset of Benefits.  (a)  Subject to subsection (b), the foregoing prohibitions against alienation shall not apply to any offset of a Participant’s benefits, made in accordance with the provisions of paragraphs (C) and (D) of Section 401(a)(13) of the Code, against an amount that the Participant is ordered or required to pay to the Plan if the order or requirement to pay is due to:  (i) a judgment of conviction against the Participant for a crime involving the Plan; (ii) a civil judgment (including a consent order or decree) entered by a court in an action brought against the Participant in connection with a violation (or alleged violation) of the fiduciary provisions of part 4 of subtitle B of title I of ERISA; or (iii) a settlement agreement between the Department of Labor or the Pension Benefit Guaranty Corporation and the Participant in connection with a violation (or alleged violation) of the fiduciary provisions of ERISA.

(b)           This section applies to judgments, orders and decrees issued, and settlement agreements entered into, on or after August 5, 1997.  Any such judgment, order, decree or settlement agreement must expressly provide for the offset of all or part of the amount ordered or required to be paid to the Plan from the Participant’s benefits under the Plan.

(c)           In the case of a married Participant to whom the survivor annuity requirements of Section 401(a)(11) of the Code apply, no offset shall be made under this section unless the written consent of the Participant’s spouse, witnessed by a notary public or a representative of the Plan, has been obtained or it has been established to the satisfaction of the Administrator that such consent cannot be obtained because the Participant has no spouse, because the spouse cannot be located, or because of such other circumstances as may be prescribed in Regulations under Section 417 of the Code.

ARTICLE 15

Affiliated Employer Provisions

15.1         Affiliated Employer Requirements.  (a)  For purposes of Section 2.3 and the other provisions of the Plan in which such term appears, “Affiliated Employers” means the Employer and all corporations, partnerships, trades or businesses (whether or not incorporated) that constitute a controlled group of corporations with the Employer, a group of trades or businesses under common control with the Employer, an affiliated service group or other controlled group, within the meaning of Section 414(b), Section 414(c), Section 414(m) or Section 414(o), respectively, of the Code.  For purposes of the limitations on contributions in Section 5.3, “Affiliated Employers” means the Employer and all corporations, partnerships, trades or businesses (whether or not incorporated) that constitute a controlled group of corporations with the Employer or a group of trades or businesses under common control with the Employer, within the meaning of Section 414(b) or Section 414(c) of the Code, as modified by Section 415(h) of the Code, or that constitute an affiliated service group or other controlled group within the meaning of Section 414(m) or Section 414(o) of the Code.

(b)           In furtherance and not in limitation of the other provisions of this Plan, all service of an Employee with any one or more of the Affiliated Employers (after such entity has become an Affiliated Employer) shall be treated as employment by the Employer for purposes of determining the Employee’s Hours of Service, Period of Service, eligibility to become a Participant under Article 3, and the limitations on contributions in Section 5.3.  The transfer of employment by an Employee to another Affiliated Employer shall not be a Retirement or other separation from service with the Employer for purposes of the Plan.

(c)           In addition to those corporations, partnerships, trades or businesses that constitute Affiliated Employers under subsection (a), the Employer may from time to time designate other corporations, partnerships, trades or businesses as Affiliated Employers for any or all purposes of this Plan, but only if such other corporations, partnerships, trades or businesses are affiliated with one or more other Affiliated Employers through joint ownership, continuing or recurring contractual relationships, or otherwise, and such designation does not discriminate in favor of Highly Compensated Employees.  The Employer may remove any such other corporation, partnership, trade or business from the status of an Affiliated Employer at any time, but only if any such removal does not have the effect of reducing the vested balance of the Account of any Participant, Former Participant or Beneficiary.

15.2         Adoption of Plan by Affiliated Employer.  With the written approval of the Employer, an Affiliated Employer may become a Participating Employer by adopting the Plan for the benefit of its employees.  In the event of such adoption, the Affiliated Employer shall by appropriate written instruments(s) join in the Plan and the Trust Agreement, and the provisions of the Plan shall be construed as necessary to account for participation herein by the Affiliated Employer and its employees.  No Affiliated Employer shall be, or have the power to designate, the Administrator of the Plan, nor shall it have the power to amend or terminate the Plan or the Trust Agreement, nor shall it have any of the other powers, duties or responsibilities of the Employer, such powers as set forth herein being hereby reserved exclusively to the Employer.  Each Participating Employer appoints the Employer as its agent to exercise on its behalf any action required or permitted to be taken under the Plan by the Employer.

ARTICLE 16

Top-Heavy Plan Provisions

16.1         Definitions.  For purposes of this Article:

(a)           (i)      “Top-heavy plan” means this Plan for any Plan Year beginning after 1983 in which, as of the determination date:

(A)           it is not included in an aggregation group and the sum of the account balances of key employees exceeds 60% of the sum of all account balances under the Plan, or

(B)           it is required to be included in a top-heavy group.

(ii)     Except as otherwise provided in paragraph (iii), paragraph (i)(A) shall be applied by taking into account distributions made to any employee or beneficiary during the one-year period ending on the determination date and any amount distributed under a terminated plan which would have been required to be included in the aggregation group.  In the case of a distribution made for a reason other than separation from service, death or disability, the preceding sentence shall be applied by substituting ‘five-year period’ for ‘one-year period’.

(iii)    Paragraph (i)(A) shall be applied by disregarding:

(A)           deductible voluntary contributions;

(B)           the account balance of a former key employee (or the beneficiary of a former key employee) for all Plan Years after ceasing to be a key employee;

(C)           for Plan Years beginning after December 31, 1984, the account balance of an individual who has not performed services for an Affiliated Employer at any time during the Plan Year ending on the determination date;

(D)           any account balance attributable to employer contributions rolled over or transferred on behalf of an individual after December 31, 1983, which contributions were originally made to a qualified retirement plan maintained by an employer other than an Affiliated Employer or were otherwise rolled over or transferred into the Trust Fund at the direction of the individual; and

(E)            benefits paid on account of death, to the extent such benefits exceed the individual’s account balance immediately before death.

The account balance of an individual that has been disregarded under subparagraph (C) shall be taken into account on the determination date next following the date on which such individual again performs services for an Affiliated Employer.

(b)             “Top-heavy group” means the aggregation group which, if viewed as a single plan, would be a top-heavy plan.  For purposes of the preceding sentence, the determination of the present value of an accrued benefit shall be based only on the interest rate and mortality tables used by the defined benefit retirement plan under which such benefit accrued.  In determining whether the aggregation group is top-heavy, the accrued benefits or the account balances of all plans shall be valued as of the determination dates for such plans that fall within the same calendar year.  The accrued benefit of any non-key employee shall be determined under the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the aggregation group or, if there is no such method, as if such benefit accrued not more rapidly than under the slowest accrual rate permitted under the fractional accrual rule of Section 411(b)(1)(C) of the Code.

(c)             “Determination date” means, for this Plan and any other plan included in the aggregation group, the last day of such plan’s preceding plan year, or in the case of the first plan year of the plan, the last day of such plan year.

(d)           (i)      “Aggregation group” means:

(A)           Each qualified defined benefit and defined contribution retirement plan of the Affiliated Employers in which a key employee is or was a participant during the Plan Year ending on the determination date;

(B)           Each other qualified defined benefit and defined contribution retirement plan of the Affiliated Employers that enables any plan described in subparagraph (A) to meet the requirements of Sections 401(a)(4) and 410 of the Code; and

(C)           All other qualified defined benefit or defined contribution retirement plans of the Affiliated Employers elected by the Administrator that do not cause the aggregation group to fail to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

(ii)     For purposes of this subsection, a qualified retirement plan shall include any frozen or terminated plan maintained during the Plan Year ending on the determination date.

(e)           (i)      “Key employee” means an employee who, at any time during the Plan Year containing the determination date, is:

(A)           An officer of an Affiliated Employer whose earnings exceed $130,000,  as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after 2002;

(B)           An owner of more than a 5% interest in an Affiliated Employer; or

(C)           An owner of more than a 1% interest in an Affiliated Employer whose earnings from the Affiliated Employers exceed $150,000 for the Plan Year.

(ii)     For purposes of this subsection, the term ‘employee’ includes a terminated, retired, disabled, deceased or part-time employee, and a Leased Employee.  A Beneficiary of an individual described in this subsection shall be considered a key employee.

(iii)    For purposes of paragraph (i)(A), if there are more than three officers of the Affiliated Employers, no more than 10% of all employees of the Affiliated Employers, based on the highest number of employees during the Plan Year ending on the determination date, to a maximum of 50, shall be treated as officers.  Individuals performing executive functions for a sole proprietorship, partnership, association or trust that is an Affiliated Employer shall be treated as officers.

(iv)    In determining ownership for purposes of this subsection, the constructive ownership provisions of Section 318 of the Code shall apply utilizing a 5% test in lieu of the 50% test set forth in subsection (a)(2)(C) thereof, but the aggregation rules of Section 414(b), (c), (m) and (o) of the Code shall not apply.

(f)              “Non-key employee” means an employee who is not a key employee.

(g)             “Earnings” means earnings as defined in Section 5.3(a)(ii).  Except for purposes of determining status as a key employee under subsection (e), an individual’s earnings for any year shall be deemed not to exceed $220,000, as adjusted under Section 401(a)(17) of the Code.

(h)             “Year(s) of service” means the period of service used to determine the vested percentage of a Participant ‘s benefits under a defined benefit or defined contribution retirement plan of an Affiliated Employer.

16.2         When Provisions Apply Except where provided otherwise, the following sections of this Article shall apply for any Plan Year during which this Plan is a top-heavy plan.  Notwithstanding the preceding sentence, Sections 16.3, 16.5 and 16.6 shall not apply to an individual who is included in a unit of employees covered by a collective bargaining agreement between employee representatives and one or more employers if retirement benefits were the subject of good faith bargaining between such representatives and employers.

16.3         Minimum Contributions.  (a)  Subject to subsection (b), there shall be allocated to the Accounts of each non-key employee who is a Participant in the Plan and who has not separated from service with the Employer at the end of the Plan Year Employer contributions and forfeitures equal to the lesser of (i) 3% of such Participant’s earnings for the Plan Year or (ii) the percentage amount of earnings allocated or required to be allocated to the key employee receiving the highest such percentage for the Plan Year under this and all other defined contribution retirement plans required to be included in an aggregation group.  Clause (ii) of the preceding sentence shall not apply if the Plan and a defined benefit retirement plan are required to be included in an aggregation group and the Plan enables such other plan to meet the qualification requirements of the Code.  Employer contributions on behalf of key employees that are attributable to amounts deferred under an arrangement described in Section 401(k) of the Code shall be taken into account for purposes of determining the percentage amount described in clause (ii) of the first sentence of this subsection, but such contributions on behalf of non-key employees shall not be taken into account for purposes of satisfying the requirements of this section.

(b)           If a non-key employee participates in two or more top-heavy defined contribution retirement plans of the Affiliated Employers, the minimum contribution requirements of subsection (a) may be satisfied by combining the contributions provided under such plans.  A non-key employee who during any Plan Year participates in one or more top-heavy defined benefit retirement plans and one or more top-heavy defined contribution retirement plans of the Affiliated Employers shall receive, in lieu of the amount required by subsection (a) a benefit accrued for the year under the defined benefit retirement plan or plans at least equal to the defined benefit minimum.

16.4         Eligibility for Top-Heavy Minimum Benefit.  The eligibility of a non-key employee who is a Participant in the Plan for a minimum benefit under Section 16.3 shall be determined without regard to employment on a specified date or exclusion from participation or failure to accrue a benefit by reason of compensation being less than a stated amount or failure to make mandatory contributions.

16.5         Vesting Requirements.  (a)  If a Participant is credited with at least one Hour of Service on or after the first day of a Plan Year during which the Plan is a top-heavy plan, and if the following schedule would result in faster vesting for the Participant, it shall be substituted for the vesting provisions of Sections 8.2 and 8.3, commencing with the first Plan Year in which the Plan is a top-heavy plan:

Less than 3 Years of Vesting Service	0%
At least 3 Years of Vesting Service	100%

(b)           The vesting schedule set forth in subsection (a) shall apply only to Plan Years in which the Plan is a top-heavy plan.  When the vesting schedule set forth in subsection (a) ceases to apply by reason of the preceding sentence, Section 13.2(b) shall apply as if the Plan had been amended, effective immediately, on the first day of the Plan Year in which the Plan is no longer a top-heavy plan.

ARTICLE 17

Miscellaneous

17.1         Rights of Employees.  The adoption and maintenance of the Plan and the Trust shall not be deemed to be a contract between an Affiliated Employer and any Employee.  Nothing herein contained shall be deemed to give any Employee the right to be retained in the employ of an Affiliated Employer or to diminish the right of an Affiliated Employer to discharge any Employee at any time, nor shall it be deemed to give an Affiliated Employer the right to require any Employee to remain in its employ or interfere with the Employee’s right to terminate his employment at any time.

17.2         Obligation of the Affiliated Employers.  All benefits payable under the Plan shall be paid or provided for solely from the Trust Fund and neither an Affiliated Employer nor the Trustee assumes any personal liability or responsibility therefor.

17.3         Action by the Employer.  Whenever, under the terms of this Plan, the Employer is permitted or required to do or perform any act or thing, it shall be done or performed by an officer thereunto duly authorized by the Board.

17.4         Liability of Employer.  The only duty of the Employer hereunder shall be to use reasonable care in the selection of the Administrator and the Trustee.  Subject to its agreement to indemnify the Administrator as provided in Section 11.5 and the Trustee to the extent provided in the Trust Agreement, neither the Employer nor any person acting on behalf of the Employer shall be liable for any act or omission on the part of the Trustee, or for any act performed or the failure to perform any act by any person with respect to the Plan or the Trust.

17.5         Construction.  (a)  The provisions of the Plan shall be construed, administered and enforced according to the laws of the United States of America insofar as they may be applicable, and otherwise according to the laws of the Commonwealth of Massachusetts.

(b)           The masculine gender shall include both sexes; and the singular shall include the plural and the plural the singular, unless the context otherwise requires.

(c)           Any provision of the Plan or the Trust Agreement susceptible to more than one interpretation shall be interpreted in a manner that is consistent with the Plan and the Trust being an employees’ plan and trust within the meaning of Sections 401(a) and 501 of the Code.

(d)           In any question of interpretation or other matter of doubt, the Trustee, the Administrator and the Employer may rely upon the legal opinion of counsel for the Employer or any other attorney designated by the Employer.

17.6         Titles.  The titles of the Articles and sections hereof are included for convenience only and shall not be construed as part of the Plan or as in any respect affecting or modifying its provisions.  Such words in this Plan as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this instrument as a whole and not merely to the subdivision in which such words appear.

17.7         Counterparts.  This Plan may be executed in multiple counterparts and each fully executed counterpart shall be deemed an original.

17.8         Military Leave.  Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service shall be provided in accordance with Section 414(u) of the Code.

17.9         Former Employees.  Except as otherwise specifically provided in the Plan, or in the Plan as in effect before January 1, 2006, each Employee who retired or otherwise separated from service with the Employer before January 1, 2006, shall have his rights and benefits determined under the Plan as in effect on the date he separated from service.

ARTICLE 18

Merger of Commercial Union Plan; Special Provisions Regarding CNA Plan

18.1         Merger of Plans.  Effective January 1, 1999, the Commercial Union Plan and the trust thereunder was merged with and into this Plan and Trust.  Upon the merger, the account balance of each member of the Commercial Union Plan was transferred to this Plan in the manner described in Section 18.2.

18.2         Transfer of Commercial Union Plan Accounts.  Effective January 1, 1999, except as otherwise provided in Section 18.3, the amounts in Participants’ Commercial Union Plan accounts shall be transferred to the corresponding accounts under this Plan in the following manner.

(a)           Any amounts in a Participant’s subaccount consisting of pre-tax Participant contributions and earnings thereon shall be transferred to his Salary Deferral Contributions Account.

(b)           Any amounts in a Participant’s subaccount consisting of after-tax Participant contributions and earnings thereon shall be transferred to his After-tax Contributions Account.

(c)           Any amounts in a Participant’s subaccount consisting of employer contributions and earnings thereon shall be transferred to his Employer Matching Contributions Account.

Effective January 1, 1999, the transferred amounts described above shall be maintained, and shall be subject to distribution, withdrawal, or pledge as security for a loan, in accordance with the provisions of this Plan applicable to the particular type of Account to which such amounts were transferred.

Any individual who, as of December 31, 1998, had a vested right to receive a deferred benefit from the Commercial Union Plan shall receive such benefit from his Participant Accounts in this Plan in accordance with the applicable provisions of the Commercial Union Plan.  Notwithstanding the foregoing, all distributions from this Plan are subject to the applicable requirements of Section 9.4.

18.3         Transfer of CNA Plan Amounts.  On or about December 30, 1997, certain amounts were transferred to the Commercial Union Plan from the CNA Employees’ Savings Plan (the “CNA Plan”) with respect to members of the Commercial Union Plan who had previously participated in the CNA Plan.  Effective January 1, 1999, the amounts in Participant’s Commercial Union Plan accounts attributable to amounts transferred from the CNA Plan to the Commercial Union Plan shall be transferred to separate subaccounts (the “CNA Subaccounts”) under this Plan in the following manner:

(a)           Any amounts attributable to a Participant’s “Deferred Account” under the CNA Plan shall be transferred to his Salary Deferral Contributions Account and held in a separate subaccount thereunder.

(b)           Any amounts attributable to a Participant’s “Regular Account” or “Additional Account” under the CNA Plan shall be transferred to his After-Tax Contributions Account and held in a separate subaccount thereunder.

(c)           Any amounts attributable to a Participant’s “Employer Account” under the CNA Plan shall be transferred to his Employer Matching Contributions Account and held in a separate subaccount thereunder.

(d)           Any amounts attributable to a Participant’s “Rollover Account” under the CNA Plan shall be transferred to his Rollover Account and held in a separate subaccount thereunder.

Effective January 1, 1999, except as otherwise provided in this Article, the transferred amounts described above shall be maintained, and shall be subject to distribution, withdrawal, or pledge as security for a loan, in accordance with the provisions of this Plan applicable to the particular type of Account to which such amounts were transferred.  Notwithstanding the foregoing, all distributions from this Plan are subject to the applicable requirements of Section 9.4.

18.4         Vesting in CNA Subaccounts.  Notwithstanding the provisions of Section 8.2, the following rules shall apply with respect to the amounts in a Participant’s CNA Subaccounts.

(a)           A participant shall be 100 percent vested in amounts in his CNA Subaccounts if he terminates employment after completing at least five Years of Eligibility Service, if the sum of his age and Years of Eligibility Service (both determined in years and whole months) at the time of his termination of employment is at least 65.

(b)           A Member who was a participant in the CNA Plan on July 1, 1983, shall be 100 percent vested in the amounts in his CNA Subaccounts when he completes two Years of Vesting Service.  Any other Participant shall be 100 percent vested in the amounts in his CNA Subaccounts attributable to contributions made prior to July 1, 1983, when he completes two Years of Vesting Service.

(c)           A Participant who was an employee of Continental Insurance Company on December 31, 1995, shall be 100 percent vested in the amounts in his CNA Subaccounts attributable to Continental Insurance Company Employer Account balance as of such date.

ARTICLE 19

Special Provisions Concerning Employees of CGU Life Insurance Company of America

19.1         Participation of CGU Life Companies in the Plan and Membership of CGU Life Employees.  CGU Life Insurance Company of America, CGU Life Insurance Company of New York and CGU Annuity Service Corporation ceased to be Participating Employers in the Plan effective as of June 1, 2001.  Any Participant who was an employee of one of the companies referred to in the preceding sentence on such date ceased to be a Participant as of such date.  Any Participant who was an employee of one of the companies referred to in the first sentence hereof at the time such Participant retired or terminated service with the Employer also ceased to be a Participant as of June 1, 2001.

19.2         Spin-Off of CGU Life Plan.  All of the assets and liabilities attributable to the former Participants described in Section 19.1  were spun-off into a new defined contribution 401(k) plan to be established by CGU Life Insurance Company of America for the benefit of such former Participants.  The spin-off occurred pursuant to Section 13.6 of this Plan and in accordance with Section 414 (l) of the Code and the regulations thereunder.

IN WITNESS WHEREOF, OneBeacon Insurance Company has caused this instrument to be duly executed in its name and on its behalf this 27th day of October, 2006.

ONEBEACON INSURANCE COMPANY

By:	/s/ Thomas N. Schmitt
Thomas N. Schmitt
SVP. Human Resources

ATTEST:

/s/ Laura J. Kenney

SCHEDULE A

PARTICIPATING EMPLOYERS

The following entities are Participating Employers pursuant to Section 2.32 and Article 15 of the Plan:

OneBeacon Insurance Company

OneBeacon Professional Partners, Inc.

A.W.G. Dewar, Inc.